BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO	ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000

$[904,078,000] (Approximate)

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2006-1

FIELDSTONE MORTGAGE INVESTMENT CORPORATION
Depositor

FIELDSTONE INVESTMENT CORPORATION
Seller and Sponsor

WELLS FARGO BANK, N.A.
Trust Administrator, Master Servicer and Custodian

FIELDSTONE SERVICING CORP.
Servicer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Sub-Servicer

March [8], 2006

Fieldstone Mortgage Investment Trust, Series 2006-1

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-125910) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	representations that these materials are not accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Fieldstone Mortgage Investment Corp., Series 2006-1

$[904,078,000] (Approximate)
Subject to Revision

CLASS	APPROX SIZE ($)(1)	COUPON		WAL (YRS) (CALL(2)/ MATURITY)	PAYMENT WINDOW (CALL(2)/ MATURITY)	PAYMENT DELAY	INTEREST ACCRUAL	EXPECTED FINAL MATURITY(2)	STATED FINAL MATURITY(4)	EXPECTED RATINGS (MOODY’S / S&P)

A1	391,855,000	LIBOR + [ ]	(3)	1.00 / 0.99	1-21 / 1-21	0	Actual/360	December 2007	May 25, 2036	Aaa/AAA

A2	329,108,000	LIBOR + [ ]	(3)	3.00 / 3.09	21-70 / 21-99	0	Actual/360	January 2012	May 25, 2036	Aaa/AAA

A3	21,239,000	LIBOR + [ ]	(3)	5.84 / 10.41	70-70 / 99-166	0	Actual/360	January 2012	May 25, 2036	Aaa/AAA

M1	33,588,000	LIBOR + [ ]	(3)	4.66 / 5.10	48-70 / 48-136	0	Actual/360	January 2012	May 25, 2036	Aa1/AA+

M2	30,789,000	LIBOR + [ ]	(3)	4.45 / 4.87	44-70 / 44-130	0	Actual/360	January 2012	May 25, 2036	Aa2/AA+

M3	17,727,000	LIBOR + [ ]	(3)	4.34 / 4.75	43-70 / 43-122	0	Actual/360	January 2012	May 25, 2036	Aa3/AA

M4	15,861,000	LIBOR + [ ]	(3)	4.28 / 4.67	41-70 / 41-118	0	Actual/360	January 2012	May 25, 2036	A1/AA

M5	14,928,000	LIBOR + [ ]	(3)	4.23 / 4.60	40-70 / 40-112	0	Actual/360	January 2012	May 25, 2036	A2/AA-

M6	14,461,000	LIBOR + [ ]	(3)	4.20 / 4.54	40-70 / 40-107	0	Actual/360	January 2012	May 25, 2036	A3/A+

M7	13,529,000	LIBOR + [ ]	(3)	4.16 / 4.46	39-70 / 39-100	0	Actual/360	January 2012	May 25, 2036	Baa1/A

M8	11,663,000	LIBOR + [ ]	(3)	4.14 / 4.38	38-70 / 38-93	0	Actual/360	January 2012	May 25, 2036	Baa2/A-

M9	9,330,000	LIBOR + [ ]	(3)	4.13 / 4.28	38-70 / 38-85	0	Actual/360	January 2012	May 25, 2036	Baa3/BBB

M10	5,598,000	[5.00]%	(3)		Information Not Provided Hereby					NR/BBB

M11	17,260,000	[5.00]%	(3)		Information Not Provided Hereby					NR/BBB-

Total:	$926,936,000

(1)	Subject to a permitted variance of [+/- 5%].
(2)

The Notes will be priced assuming 100% of the Prepayment Assumption to the 10% cleanup call. 100% of the Prepayment Assumption assumes, for the fixed rate mortgage loans, 20% HEP, and for the adjustable rate mortgage loans, 8% CPR for the first month and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for month 28 and thereafter. The CPR will be capped at a maximum of 95% for the adjustable rate mortgage loans.

(3)

On and after the Payment Date on which the aggregate unpaid principal balance of the Mortgage Loans as of the beginning of the related Due Period is less than 20% of the sum of (i) the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date and (ii) the initial Pre-Funding Amount (the “Cut-off Date Pool Balance”), Fieldstone Servicing Corp., as owner of the servicing rights, will have the option to purchase the remaining Mortgage Loans from the Trust. If Fieldstone Servicing Corp. has not exercised the optional termination right on the first Payment Date on which the aggregate unpaid balance of the Mortgage Loans as of the beginning of the related Due Period is less than 10% of the Cut-off Date Pool Balance, then on the following and each subsequent Payment Date, the margins for the Class A Notes will double, the margins for the Subordinate Notes, excluding the Class M10 and Class M11 Notes, will be multiplied by 1.5 and the coupon for the Class M10 and Class M11 Notes will increase by 0.50%. The interest rate on each of the Notes, excluding the Class M10 and Class M11 Notes, is subject to a cap equal to the lesser of (i) the Available Funds Rate and (ii) the Fixed Rate Cap and the interest rate on the Class M10 and Class M11 Notes is subject to a cap equal to the Available Funds Rate.

(4)	Assumes the Payment Date following the latest possible maturity date of any Mortgage Loan assuming a Subsequent Mortgage Loan having a maturity date of May 1, 2036.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Summary of Terms

Title of the Notes	Fieldstone Mortgage Investment Trust, Series 2006-1, consisting of:

Class A1 Notes, Class A2 Notes and Class A3 Notes (the “Class A Notes”).

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes (collectively, the “Class M Notes” or the “Subordinate Notes”).

Collectively, the Class A Notes and the Class M Notes are referred to as the “Notes”.

The Notes other than the Class M10 and Class M11 Notes are referred to as the “Offered Notes.”

Lead-Underwriter	Bear, Stearns & Co. Inc.

Co-Underwriters	Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Issuing Entity	Fieldstone Mortgage Investment Trust, Series 2006-1.

Depositor	Fieldstone Mortgage Investment Corporation.

Seller and Sponsor	Fieldstone Investment Corporation.

Master Servicer, Custodian and Trust Administrator	Wells Fargo Bank, N.A.

Servicer	Fieldstone Servicing Corp., a wholly-owned subsidiary of Fieldstone Investment Corporation

Sub-Servicer

JPMorgan Chase Bank, National Association (“Chase”). Chase has a subprime mortgage servicer rating of “Strong” from S&P, SQ1 from Moody’s and RPS1 from Fitch, the highest rating category from S&P, Moody’s and Fitch. As Sub-Servicer, Chase will perform all acts of primary servicing in respect of the Mortgage Loans.

Indenture Trustee	HSBC Bank USA, National Association.

Owner Trustee	U.S. Bank Trust National Association.

Ratings	Moody’s Investor Services, Inc. (“Moody’s”) and Standard and Poor’s Rating Services, Inc. (“S&P”).

Expected Pricing Date	On or about March [9], 2006

Expected Closing Date	March [23], 2006

Cut-off Date	March 1, 2006

Payment Dates

Payment of principal and interest on the Notes will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in April 2006. The first Payment Date will be April 25, 2006.

Delay Days	The Notes, excluding the Class M10 and Class M11 Notes, will have 0 days delay. The Class M10 and Class M11 Notes will have 24 days delay.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Day Count	The Notes, excluding the Class M10 and Class M11 Notes, will accrue interest on an Actual/360 basis. The Class M10 and Class M11 Notes will accrue interest on a 30/360 basis.

Denominations	Minimum $100,000; increments $1 in excess thereof for the Notes.

Accrued Interest	The Notes, excluding the Class M10 and Class M11 Notes, will settle flat. The Class M10 and Class M11 Notes will settle with accrued interest.

Accrual Period

The “Accrual Period” with respect to the Notes, except for the Class M10 and Class M11 Notes, is the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date. The Accrual Period for the Class M10 and Class M11 Notes for each Payment Date will be the calendar month immediately preceding the month in which the Payment Date occurs.

Due Period	The period from the 2nd day of the immediately preceding calendar month through the 1st day of the current calendar month.

Registration	The Notes will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Status	The Offered Notes are anticipated to be treated as debt, for Federal income tax purposes, and an opinion will be delivered to that effect from counsel to the Depositor.

ERISA Eligibility	The Offered Notes are expected to be ERISA eligible, subject to limitations set forth in the final prospectus supplement.

SMMEA Eligibility	The Notes are not expected to be SMMEA eligible.

Initial Mortgage Loans

As of March 1, 2006, the mortgage pool consists of [3,547] fully amortizing and balloon fixed rate and adjustable rate mortgage loans with an aggregate principal balance of approximately $[700.067,399], the principal balance of the mortgage loans ranges from $14,995 to $1,000,000, and secured by first and second liens on primarily 1 - 4 family properties. On the Closing Date, these mortgage loans will be delivered to the trust (the “Initial Mortgage Loans”). Approximately [81.95]% of the Initial Mortgage Loans are subject to prepayment penalties and approximately [54.03]% of the Initial Mortgage Loans require borrower payments of interest only during their first 5 years.

For collateral statistics please see the “Collateral Summary” herein.

Subsequent Mortgage Loans

After the Closing Date, in addition to the Initial Mortgage Loans, approximately $[233,000,000] of subsequent mortgage loans will be added to the trust. The Initial Mortgage Loans and the Subsequent Mortgage Loans are collectively referred to herein as the “Mortgage Loans”.

Pre-Funding Account

On the Closing Date, a deposit of approximately $[233,000,000] (the “Pre-Funding Amount”) will be made to an account (the “Pre-Funding Account”). During the period from the Closing Date to June 22, 2006 (the “Pre-Funding Period”), the Pre-Funding Amount will be used to purchase Subsequent Mortgage Loans having similar characteristics as the Initial Mortgage Loans.

Cut-off Date Pool Balance	The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date and the initial Pre-Funding Amount. This Cut-off Date Pool Balance will be approximately $[933,000,000].

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Repurchase or Substitution of Mortgage Loans

The Servicer shall have the option at any time to purchase any delinquent Mortgage Loan or substitute an eligible Substitute Mortgage Loan for any delinquent Mortgage Loan as defined in the Transfer and Servicing Agreement.

In addition, in connection with its management of the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion, subject to the terms of the Transfer and Servicing Agreement, to sell delinquent Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interest of the noteholders in any Mortgage Loan or the rights and interest of the Depositor, the Indenture Trustee, the Master Servicer, the Trust Administrator and the noteholders.

Total Deal Size	Approximately $[904,078,000].

Optional Termination

On and after the first Payment Date on which the aggregate unpaid principal balance of the Mortgage Loans (the “Pool Balance”) as of the beginning of the related Due Period is less than 20% of the Cut-off Date Pool Balance, Fieldstone Servicing Corp., as owner of the servicing rights, will have the option to purchase the remaining Mortgage Loans from the Issuing Entity. If Fieldstone Servicing Corp. has not exercised its optional termination right on the first Payment Date on which the aggregate unpaid principal balance of the Mortgage Loans as of the beginning of the related Due Period is less than 10% of the Cut-off Date Pool Balance, then on each subsequent Payment Date, the margins for the Class A Notes will double, the margins for the Subordinate Notes, excluding the Class M10 and Class M11 Notes, will be multiplied by 1.5 and the coupon on the Class M10 and Class M11 Notes will increase by 0.50%.

Servicing Fee	50 basis points per annum (0.50%) on the outstanding principal balance of each Mortgage Loan as of the first day of any Due Period.

Master Servicer and Trust Administrator Fee	0.45 basis points per annum (0.0045%) on the outstanding principal balance of each Mortgage Loan as of the first day of any Due Period.

Owner Trustee Fee	$3,000 per annum.

Note Rate

The Note Rate on each Class of Notes, excluding the Class M10 and Class M11 Notes, is equal to the least of (i) the Formula Rate, (ii) the Available Funds Rate and (iii) the Fixed Rate Cap. The Note Rate for the first Payment Date for such Notes will equal the Formula Rate. The Class M10 and Class M11 Notes will initially accrue interest at a rate equal to the lesser of (i) [5.00]% per annum, and (ii) the Available Funds Rate. After the Payment Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the Cut-off Date Pool Balance, the rate referred to in clause (i) will increase to [5.50]% per annum.

Formula Rate	One-Month LIBOR plus the specified margin for each class of Notes identified in the table on Page 3, excluding the Class M10 and Class M11 Notes.

Available Funds Rate

For any Payment Date and for any Class of Notes, (a) the amount of all interest received in respect of the Mortgage Loans with respect to the related Due Period plus any net swap payments received by the trust for that Payment Date, less all expenses of the trust (including the servicing fee, master servicing fee, owner trustee fee and securities administrator fee) and less any net swap payments to the Swap Counterparty for such Payment Date divided by (b) the product of (i) the aggregate note principal balance as of the first day of the related Accrual Period multiplied by (ii) (A) the actual number of days in the related Accrual Period (or, in the case of the Class M10 and Class M11 Notes, 30) divided by (B) 360.

Fixed Rate Cap	As to any Payment Date (other than the first Payment Date), a per annum rate equal to 12.25%.

Monthly Interest	The interest accrued during the related Accrual Period at the applicable Note Rate.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Available Funds Shortfall

To the extent that the amount of interest payable to a Class of Notes on any Payment Date at (a) the lesser of (i) the Formula Rate and (ii) the Fixed Rate Cap would exceed (b) the amount of interest payable at the Available Funds Rate (such excess, an “Available Funds Shortfall”), that Class will be entitled (1) to the amount of such Available Funds Shortfall and (2) the aggregate of all Available Funds Shortfalls for such Class of Notes for all previous Payment Dates, together with interest thereon at the applicable Note Rate computed without regard to the Available Funds Rate less all payments made with respect to such Class of Notes in respect of such Available Funds Shortfalls prior to such Payment Date.

Swap Contract <Preliminary and Subject to Revision>

The Trust will include a swap derivative contract for the benefit of the Notes (the “Swap Contract”) with Bear Stearns Financial Products Inc (the “Swap Counterparty”). The Trust will make payments based on a fixed payment rates and the applicable notional balance for the Payment Date specified below and the Trust will receive payments based on one-month LIBOR and the applicable notional balance for the Payment Date specified below. If, on any Payment Date, the Trust receives net swap payments under the swap contract, the amounts received by the Trust will be included with interest funds.

Payment Date	Notional Balance ($)(*)	Fixed Rate(*)

1	550,000,000	4.79
2	500,000,000	4.79
3	500,000,000	4.79
4	500,000,000	4.79
5	500,000,000	4.79
6	400,000,000	4.80
7	350,000,000	4.80
8	350,000,000	4.80
9	350,000,000	4.80
10	350,000,000	4.80
11	350,000,000	4.80
12	400,000,000	4.80
13	400,000,000	4.80
14	400,000,000	4.80
15	400,000,000	4.80
16	400,000,000	4.80
17	400,000,000	4.80
18	400,000,000	4.80
19	350,000,000	4.79
20	200,000,000	4.79
21	150,000,000	4.80
22	50,000,000	4.77

(*)	the Notional Balances and Fixed Rates above represent a weighted average of four underlying swap contracts.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Credit Enhancements	Consist of the following:

	1.	Net Monthly Excess Cashflow;

	2.	Any net swap payments received from the Swap Counterparty;

	3.	Overcollateralization Amount; and

	4.	Subordination.

Overcollateralization

Excess interest will be used to pay down the principal balance of the Notes so the Pool Balance exceeds the aggregate note principal balance (“Overcollateralization” or “O/C”). The “Overcollateralization Amount” with respect to any Payment Date will be the amount by which the Pool Balance exceeds the outstanding aggregate note principal balance.

Overcollateralization Target <Preliminary and Subject to Revision>

Prior to the Stepdown Date, equal to [0.65]% of the Cut-off Date Pool Balance.

On or after the Stepdown Date, equal to the lesser of (x) [0.65]% of the Cut-off Date Pool Balance and (y) [1.30]% of the Pool Balance as of the end of the related Due Period, subject to a floor equal to 0.50% of the Cut-off Date Pool Balance, provided, however, if a Trigger Event has occurred on the related Payment Date, the Overcollateralization Target is the same as the Overcollateralization Target on the preceding Payment Date.

	Class	Rating (M/S)	Subordination

Subordination:	A	Aaa/AAA	20.45%
	M1	Aa1/AA+	16.85%
	M2	Aa2/AA+	13.55%
	M3	Aa3/AA	11.65%
	M4	A1/AA	9.95%
	M5	A2/AA-	8.35%
	M6	A3/A+	6.80%
	M7	Baa1/A	5.35%
	M8	Baa2/A-	4.10%
	M9	Baa3/BBB	3.10%
	M10	NR/BBB	2.50%
	M11	NR/BBB-	0.65%

(1)	The initial Subordination Percentages include the Initial Overcollateralization Amount of 0.65%.

Stepdown Date

The earlier of (i) the first Payment Date on which the aggregate note principal balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (1) the Payment Date in April 2009 or (2) the first Payment Date on which the aggregate note principal balance of the Class A Notes (after giving effect to payments of the principal funds amount for such Payment Date) is less than or equal to [40.90]% of the aggregate stated principal balance of the Mortgage Loans as of the end of the immediately preceding Due Period.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Subordinate Class Principal Payment Date

The first Payment Date on which the Senior Enhancement Percentage (i.e., the sum of the outstanding principal balance of the Class M Notes and the Overcollateralization Amount divided by the aggregate stated principal balance of the Mortgage Loans) is greater than or equal to the “Senior Specified Enhancement Percentage”, which is equal to two times the initial Class A subordination percentage (including the Initial Overcollateralization Amount).

Senior Specified Enhancement Percentage: [40.90]% or [([19.80]%+[0.65]*2

Trigger Event <Preliminary and Subject to Revision>

The situation that exists with respect to any Payment Date after the Stepdown Date , if (a) the quotient of (1) the aggregate stated principal balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three month basis (including Mortgage Loans in foreclosure and REO Properties) and (2) the stated principal balance of all the Mortgage Loans as of the beginning of the related Due Period), equals or exceeds the product of (i) [33.75]% and (ii) the required Class A subordination percentage for such Payment Date, (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the Cut-off Date Pool Balance exceeds the Required Loss Percentage shown below or (c) a subordinate principal shortfall exists.

PAYMENT DATE OCCURRING	REQUIRED LOSS PERCENTAGE

April 2008 to March 2009	[1.40]% with respect to April 2007, plus an additional 1/12th of [1.65]% for each month thereafter

April 2009 to March 2010	[3.05]% with respect to April 2008, plus an additional 1/12th of [1.75]% for each month thereafter ]

April 2010 to March 2011	[4.80]% with respect to April 2009, plus an additional 1/12th of [1.35]% for each month thereafter

April 2011 to March 2012	[6.15]% with respect to April 2010, plus an additional 1/12th of [0.70]% for each month thereafter

April 2012 and thereafter	[6.85]%
(Preliminary and Subject to Revision)

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Cashflow Priority

<Preliminary and Subject to Revision>

1.	Repayment of any unreimbursed Servicer advances.

2.	Servicing Fees and Master Servicing and Trust Administrator Fees.

3.	Owner Trustee Fee.

4.

To pay to the Swap Counterparty, to the extent not previously paid from the collection account, any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the Trust is the defaulting party or an affected party under the Swap Contract, to be paid from available interest funds.

5.

Available interest funds (as well as any swap payments received from the Swap Counterparty), as follows: for available interest funds Monthly Interest pro rata to the Class A1 Notes, the Class A2 Notes and the Class A3 Notes, then Monthly Interest to the Class M1 Notes, then Monthly Interest to the Class M2 Notes, then Monthly Interest to the Class M3 Notes, then Monthly Interest to the Class M4 Notes, then Monthly Interest to the Class M5 Notes, then Monthly Interest to the Class M6 Notes, then Monthly Interest to the Class M7 Notes, then Monthly Interest to the Class M8 Notes, then Monthly Interest to the Class M9 Notes, then Monthly Interest to the Class M10 Notes and then Monthly Interest to the Class M11 Notes.

6.	To pay unpaid Monthly Interest from prior Payment Dates.

7.	To pay any unreimbursed Owner Trustee, Master Servicer, Trust Administrator, Servicer and Sub-Servicer costs to the extent provided in the Transfer and Servicing Agreement.

8.

To pay to the Swap Counterparty, to the extent not previously paid from the collection account, any swap termination payment owed to the Swap Counterparty pursuant to the Swap Contract, in the event that the Trust is not the defaulting party or an affected party under the Swap Contract, to be paid from available principal funds.

9.

Available principal funds, as follows: monthly principal to the Class A Notes as described under “PRINCIPAL PAYDOWN”, then monthly principal to the Class M1 Notes, then monthly principal to the Class M2 Notes, then monthly principal to the Class M3 Notes, then monthly principal to the Class M4 Notes, then monthly principal to the Class M5 Notes, then monthly principal to the Class M6 Notes, then monthly principal to the Class M7 Notes, then monthly principal to the Class M8 Notes, then monthly principal to the Class M9 Notes, then monthly principal to the Class M10 Notes and then monthly principal to the Class M11 Notes in each case as described under “PRINCIPAL PAYDOWN.”

10.	Excess interest in the order as described under “PRINCIPAL PAYDOWN” to the extent that the Overcollateralization Target exceeds the Overcollateralization Amount.

11.	Excess interest and any OC release to pay any Available Funds Shortfall in respect of the Notes in the order of priority as set forth under “Principal Paydown”.

12.	Excess interest and any OC release to pay interest on subordinate principal shortfalls.

13.	Any remaining amount will be paid in accordance with the Indenture and will not be available for payment to holders of the Notes.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Principal Paydown

Prior to the Stepdown Date, and whenever a Trigger Event is in effect:

Scheduled and unscheduled principal and recoveries received from the Mortgage Loans less OC release and excess spread to the extent payable as principal to increase the Overcollateralization Amount to the Overcollateralization Target (the “Principal Collections”) will be paid to the Class A1 Notes until the principal balance of the Class A1 Notes has been reduced to zero, then to the Class A2 Notes until the principal balance of the Class A2 Notes has been reduced to zero and then to the Class A3 Notes until the principal balance of the Class A3 Notes has been reduced to zero; provided however, if on any Payment Date the total principal deficiency amount exceeds the aggregate note principal balance of the Class M Notes, all payments pursuant to this clause will be made concurrently, on a pro rata basis, to the Class A1 Notes, Class A2 Notes and Class A3 Notes.

After the note principal balance of each Class of Class A Notes has been reduced to zero, the amounts referred to above, as applicable, will be paid to the remaining Class A Notes in the manner referred to above, as the case may be. After the aggregate note principal balance of the Class A Notes has been reduced to zero, the amounts referred to above will be paid sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes.

On or after the Stepdown Date and as long as a Trigger Event is not in effect:

All Notes will be entitled to receive payments of principal, in the following order of priority:

1)

first, the Principal Collections will be paid to the Class A Notes, up to the amounts necessary to maintain the subordination for the Class A Notes at its required level on a sequential basis, with amounts in accordance with the amount of principal being paid to the Class A1 Notes until the principal balance of the Class A1 Notes has been reduced to zero, then to the Class A2 Notes until the principal balance of the Class A2 Notes has been reduced to zero and then to the Class A3 Notes until the principal balance of the Class A3 Notes has been reduced to zero; provided, however, that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate note principal balance of the Class M Notes, to the Class A1 Notes, Class A2 Notes and Class A3 Notes, pro rata;

2)

second, principal will then be allocated sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Notes, in each case up to amounts necessary to maintain the subordination for each such Class at its required level.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

The required levels of subordination referred to above are as follows:

Class

A	40.90%
M1	33.70%
M2	27.10%
M3	23.30%
M4	19.90%
M5	16.70%
M6	13.60%
M7	10.70%
M8	8.20%
M9	6.20%
M10	5.00%
M11	1.30%

(1) Includes the Overcollateralization Target Amount.

Term Sheet Supplement

The attached Annex A, also referred to as a Term Sheet Supplement, includes general information regarding the transaction parties, the Notes and certain legal considerations that prospective investors should consider prior to purchasing the Notes.

Mortgage Loan Tables	The following tables describe the mortgage loans and the related mortgaged properties as of the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Collateral Summary

Outstanding Principal Balance	$700,067,399
Original Principal Balance	$700,470,657
Number of Mortgage Loans	3,547
	Minimum	Maximum	Average(1)
Original Principal Balance	$15,000.00	$1,000,000.00	$197,482.56
Outstanding Principal Balance	$14,994.71	$1,000,000.00	$197,368.87
	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	180	360	356
Stated Remaining Term (mos)	173	360	354
Loan Age (mos)	0	14	2
Current Interest Rate	6.150%	11.450%	7.925%
Initial Interest Rate Cap	1.000%	3.000%	2.994%
Periodic Rate Cap	1.000%	2.000%	1.002%
Gross Margin	2.750%	6.350%	5.858%
Maximum Mortgage Rate	12.150%	17.450%	13.858%
Minimum Mortgage Rate	6.150%	11.450%	7.858%
Months to Roll	2	60	22
Original Loan-to-Value	5.00%	95.00%	80.06%
Original Combined Loan-to-Value	16.95%	100.00%	93.01%
Credit Score(3)	503	804	644
		Earliest	Latest
Maturity Date:		8/1/2020	3/1/2036

Lien Position	Percent of Mortgage Pool
1st Lien	98.05%
2nd Lien	1.95%

Simultaneous Second Liens
Yes	62.03%
No	37.97%

Occupancy	Percent of Mortgage Pool
Investment Property	1.41%
Primary Home	98.59%
Total:	100.00%

Loan Type	Percent of Mortgage Pool
ARM	92.96%
FIXED	7.04%

Year of Origination	Percent of Mortgage Pool
2004	0.03%
2005	65.79%
2006	34.17%

Loan Purpose	Percent of Mortgage Pool
Purchase	60.03%
Refinance - Cashout	38.01%
Refinance - Rate/Term	1.96%
Total:	100.00%

Property Type	Percent of Mortgage Pool
Single Family Detached	67.40%
Planned Unit Development	18.31%
Two-to-Four Family	6.49%
Low Rise Condo	6.45%
Single Family Attached	0.64%
Townhouse	0.31%
High Rise Condo	0.19%
Mid Rise Condo	0.13%
Manufactured Home	0.06%
Rowhouse	0.02%
Total:	100.00%

(1)	Sum of Principal Balance divided by total number of loans.
(2)	Weighted by Outstanding Principal Balance.
(3)	Minimum and Weighting only for loans with scores.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Mortgage Rates for the Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

6.001% to 6.500%	39	$12,076,271.03	1.73%	6.377%	645	$309,647.98	80.87%	79.66%
6.501% to 7.000%	426	115,571,331.57	16.51	6.860	665	271,294.21	80.93	54.47
7.001% to 7.500%	675	160,576,116.45	22.94	7.325	656	237,890.54	80.94	45.91
7.501% to 8.000%	842	175,892,350.88	25.13	7.802	648	208,898.28	81.39	39.25
8.001% to 8.500%	465	83,953,547.57	11.99	8.304	639	180,545.26	81.15	39.24
8.501% to 9.000%	407	67,815,915.00	9.69	8.790	621	166,623.87	82.40	36.60
9.001% to 9.500%	199	29,470,700.26	4.21	9.319	605	148,093.97	81.42	46.60
9.501% to 10.000%	191	25,057,713.95	3.58	9.793	605	131,192.22	74.63	43.18
10.001% to 10.500%	126	13,363,626.55	1.91	10.295	602	106,060.53	66.16	46.91
10.501% to 11.000%	110	11,154,040.96	1.59	10.792	620	101,400.37	54.50	37.61
11.001% to 11.500%	67	5,135,784.36	0.73	11.327	633	76,653.50	46.77	38.77

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 6.150% per annum to 11.450% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.925% per annum.

Remaining Months to Stated Maturity for the Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

180 and Less	223	$14,330,069.39	2.05%	10.439%	716	$64,260.40	21.02%	13.69%
181 - 240	2	189,463.81	0.03	8.312	575	94,731.91	80.36	100.00
301 - 360	3,322	685,547,865.38	97.93	7.872	643	206,366.00	81.29	44.92

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 173 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 354 months.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Outstanding Mortgage Loan Principal Balances for the Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	123	$4,604,311.47	0.66%	10.015%	682	$37,433.43	32.00%	39.48%
$50,000.01 to $100,000.00	737	57,500,383.73	8.21	8.838	626	78,019.52	72.56	70.42
$100,000.01 to $150,000.00	814	100,687,006.56	14.38	8.124	627	123,694.11	78.65	66.57
$150,000.01 to $200,000.00	551	96,923,259.60	13.84	7.939	630	175,904.28	80.44	65.09
$200,000.01 to $250,000.00	354	79,274,032.76	11.32	8.024	633	223,937.95	80.52	51.51
$250,000.01 to $300,000.00	289	79,407,874.25	11.34	7.899	646	274,767.73	81.45	34.80
$300,000.01 to $350,000.00	229	73,891,555.81	10.55	7.737	655	322,670.55	82.19	30.10
$350,000.01 to $400,000.00	155	58,090,567.60	8.30	7.731	652	374,777.86	81.68	24.38
$400,000.01 to $450,000.00	106	45,280,608.80	6.47	7.427	663	427,175.55	82.62	22.59
$450,000.01 to $500,000.00	84	40,037,803.01	5.72	7.629	659	476,640.51	82.55	26.39
$500,000.01 to $550,000.00	34	17,682,194.78	2.53	7.537	668	520,064.55	82.98	8.77
$550,000.01 to $600,000.00	22	12,658,811.21	1.81	7.587	677	575,400.51	82.14	18.72
$600,000.01 to $650,000.00	23	14,481,803.20	2.07	7.490	675	629,643.62	82.79	4.19
$650,000.01 to $700,000.00	11	7,435,574.57	1.06	7.087	662	675,961.32	81.24	45.94
$700,000.01 to $750,000.00	5	3,639,897.82	0.52	7.267	682	727,979.56	83.73	38.72
$750,000.01 to $800,000.00	5	3,917,750.00	0.56	7.576	705	783,550.00	81.39	0.00
$800,000.01 to $850,000.00	2	1,653,963.41	0.24	7.330	665	826,981.71	82.44	100.00
$850,000.01 to $900,000.00	1	900,000.00	0.13	7.750	757	900,000.00	77.85	0.00
$950,000.01 to $1,000,000.00	2	2,000,000.00	0.29	7.238	680	1,000,000.00	77.04	50.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $14,994.71 to approximately $1,000,000.00 and the average outstanding principal balance of the Mortgage Loans was approximately $197,368.87.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

16

Fieldstone Mortgage Investment Trust, Series 2006-1

Product Types for the Mortgage Loans

Product Types	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

2/28 LIBOR ARM	1,683	$267,367,543.73	38.19%	8.285%	613	$158,863.66	80.88%	55.76%
2/28 LIBOR IO ARM	1,270	359,371,596.44	51.33	7.546	665	282,969.76	81.75	34.08
3/27 LIBOR ARM	46	7,214,602.46	1.03	7.992	629	156,839.18	82.79	64.20
3/27 LIBOR ARM	50	14,266,122.43	2.04	7.640	667	285,322.45	79.78	37.32
5/1 TREASURY ARM	2	374,000.00	0.05	8.214	593	187,000.00	75.41	100.00
5/1 TREASURY IO ARM	4	1,025,600.00	0.15	7.843	646	256,400.00	83.03	45.40
6 LIBOR ARM	2	360,920.89	0.05	7.821	659	180,460.45	80.00	0.00
6 LIBOR IO ARM	3	827,120.00	0.12	7.869	693	275,706.67	80.39	0.00
Fixed	258	32,861,369.76	4.69	8.149	625	127,369.65	79.46	75.09
30/15 BALLOON	216	13,623,994.25	1.95	10.524	722	63,074.05	18.90	10.68
Fixed IO	13	2,774,528.62	0.40	8.087	667	213,425.28	83.30	58.85

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

Amortization Types for the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

30/15 Balloon	216	$13,623,994.25	1.95%	10.524%	722	$63,074.05	18.90%	10.68%
5 Year IO	1,340	378,264,967.49	54.03	7.555	666	282,287.29	81.68	34.34
Fully Amortizing	1,991	308,178,436.84	44.02	8.263	615	154,785.75	80.76	58.01

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

Loan Programs for the Mortgage Loans

Loan Programs	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

High Street	2,081	$404,314,791.47	57.75%	7.742%	641	$194,288.70	81.12%	51.29%
Main Street	325	48,953,970.63	6.99	9.264	571	150,627.60	80.08	69.07
Wall Street	1,141	246,798,636.48	35.25	7.959	665	216,300.29	78.32	27.93

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

17

Fieldstone Mortgage Investment Trust, Series 2006-1

State Distributions of Mortgaged Properties for the Mortgage Loans

State Distributions of Mortgaged Properties	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Alaska	1	$119,837.89	0.02%	7.900%	648	$119,837.89	80.00%	100.00%
Arizona	207	39,531,380.19	5.65	8.038	629	190,972.85	78.99	59.10
Arkansas	9	853,369.27	0.12	8.455	598	94,818.81	77.41	92.98
California	781	255,425,389.89	36.49	7.515	668	327,049.15	79.22	23.76
Colorado	153	26,606,308.83	3.80	7.613	639	173,897.44	80.33	63.85
Connecticut	4	474,553.06	0.07	8.379	624	118,638.27	65.19	27.33
Delaware	4	678,429.69	0.10	7.931	630	169,607.42	86.44	70.17
District of Columbia	3	659,500.00	0.09	8.205	688	219,833.33	83.75	0.00
Florida	200	38,547,356.86	5.51	8.092	637	192,736.78	79.03	37.73
Georgia	103	15,830,070.35	2.26	7.953	629	153,690.00	82.61	58.79
Idaho	25	3,430,169.17	0.49	8.147	609	137,206.77	79.43	54.54
Illinois	298	54,485,640.95	7.78	8.591	637	182,837.72	80.88	41.95
Indiana	23	2,091,210.46	0.30	8.894	605	90,922.19	81.47	85.49
Iowa	68	7,064,062.05	1.01	9.163	604	103,883.27	81.75	65.37
Kansas	67	7,880,132.23	1.13	8.565	616	117,613.91	83.50	75.67
Kentucky	10	952,458.89	0.14	9.234	592	95,245.89	82.58	89.94
Louisiana	11	1,335,567.83	0.19	8.746	593	121,415.26	85.26	69.91
Maine	4	660,713.15	0.09	9.034	603	165,178.29	86.62	18.11
Maryland	55	13,000,953.90	1.86	8.170	647	236,380.98	79.42	49.61
Massachusetts	62	16,394,726.41	2.34	8.372	634	264,431.07	81.59	24.97
Michigan	82	12,574,311.92	1.80	8.360	631	153,345.27	83.22	57.48
Minnesota	82	15,660,285.71	2.24	7.849	639	190,979.09	81.33	52.56
Mississippi	12	1,652,393.91	0.24	8.729	595	137,699.49	85.51	68.45
Missouri	137	14,476,591.39	2.07	8.749	606	105,668.55	83.60	73.53
Nebraska	28	3,428,791.38	0.49	8.643	606	122,456.84	85.85	70.08
Nevada	63	13,957,155.70	1.99	7.838	642	221,542.15	80.91	57.97
New Hampshire	10	2,424,405.18	0.35	7.590	643	242,440.52	79.20	32.19
New Jersey	25	6,381,355.84	0.91	8.532	656	255,254.23	76.71	20.83
New Mexico	11	1,709,590.15	0.24	8.638	567	155,417.29	81.13	97.08
North Carolina	64	7,625,985.96	1.09	8.399	612	119,156.03	83.17	69.64
North Dakota	3	287,496.74	0.04	7.663	621	95,832.25	79.92	100.00
Oklahoma	20	1,835,111.93	0.26	8.530	605	91,755.60	82.83	71.01
Oregon	66	11,023,842.76	1.57	7.945	636	167,027.92	80.27	48.90
Pennsylvania	8	1,498,184.79	0.21	8.169	613	187,273.10	78.54	49.71
Rhode Island	16	2,891,513.02	0.41	7.799	649	180,719.56	78.92	45.14
South Carolina	13	2,802,614.01	0.40	8.134	670	215,585.69	76.01	52.08
Tennessee	43	4,376,485.51	0.63	8.326	624	101,778.73	80.77	59.32
Texas	467	49,765,034.01	7.11	7.982	626	106,563.24	79.33	71.22
Utah	45	6,772,146.46	0.97	7.764	637	150,492.14	80.97	80.62
Vermont	6	1,203,035.33	0.17	7.875	604	200,505.89	80.00	62.91
Virginia	46	11,299,042.24	1.61	7.940	638	245,631.35	80.10	56.20
Washington	205	39,230,768.72	5.60	7.951	630	191,369.60	80.32	64.72
West Virginia	1	85,500.00	0.01	10.250	597	85,500.00	95.00	100.00
Wisconsin	4	762,822.32	0.11	8.815	604	190,705.58	88.22	56.46
Wyoming	2	321,102.53	0.05	8.515	592	160,551.27	83.18	100.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

No more than approximately 0.58% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

18

Fieldstone Mortgage Investment Trust, Series 2006-1

Original Loan-to-Value Ratios for the Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	255	$18,488,147.12	2.64%	9.976%	692	$72,502.54	24.54%	21.33%
50.01% to 55.00%	17	2,679,501.69	0.38	8.347	602	157,617.75	53.05	57.54
55.01% to 60.00%	43	7,978,553.78	1.14	8.308	614	185,547.76	58.68	57.35
60.01% to 65.00%	37	8,078,147.62	1.15	8.410	603	218,328.31	63.57	35.16
65.01% to 70.00%	87	14,779,634.21	2.11	8.713	595	169,880.85	69.22	53.45
70.01% to 75.00%	157	24,769,639.45	3.54	8.303	622	157,768.40	74.03	52.37
75.01% to 80.00%	1,921	382,903,460.90	54.70	7.656	651	199,325.07	79.86	44.57
80.01% to 85.00%	486	124,239,250.62	17.75	7.804	649	255,636.32	84.73	36.57
85.01% to 90.00%	456	99,089,775.57	14.15	8.382	626	217,302.14	89.75	47.22
90.01% to 95.00%	88	17,061,287.62	2.44	8.253	634	193,878.27	94.43	78.78

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 5.00% to 95.00% and the weighted average Original Loan-to-Value was approximately 80.06%.

Combined Loan-to-Value Ratios for the Mortgage Loans

Range of Combined Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	39	$4,864,152.87	0.69%	8.439%	608	$124,721.87	40.35%	51.17%
50.01% to 55.00%	15	2,324,623.48	0.33	8.319	604	154,974.90	53.05	59.27
55.01% to 60.00%	42	7,814,624.58	1.12	8.288	613	186,062.49	58.67	58.55
60.01% to 65.00%	33	7,147,880.22	1.02	8.474	595	216,602.43	63.49	35.47
65.01% to 70.00%	78	13,960,889.14	1.99	8.640	596	178,985.76	68.98	51.67
70.01% to 75.00%	81	15,713,467.04	2.24	8.502	603	193,993.42	74.05	58.02
75.01% to 80.00%	274	54,720,077.06	7.82	8.239	606	199,708.31	79.33	51.77
80.01% to 85.00%	230	47,838,044.91	6.83	8.282	610	207,991.50	84.43	52.16
85.01% to 90.00%	408	94,418,854.20	13.49	8.317	630	231,418.76	87.94	41.33
90.01% to 95.00%	169	39,423,100.63	5.63	7.923	646	233,272.78	86.08	50.23
95.01% to 100.00%	2,178	411,841,684.45	58.83	7.681	662	189,091.68	79.18	41.45

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 16.95% to 100.00% and the weighted average Combined Loan-to-Value was approximately 93.01%.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Loan Purpose for the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Purchase	2,214	$420,243,402.64	60.03%	7.804%	659	$189,811.83	79.64%	38.69%
Refinance - Cashout	1,259	266,092,662.45	38.01	8.129	623	211,352.39	80.73	52.06
Refinance - Rate/Term	74	13,731,333.49	1.96	7.671	621	185,558.56	79.84	65.36

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

Property Type for the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Single Family Detached	2,465	$471,824,110.88	67.40%	7.953%	641	$191,409.38	80.28%	44.31%
Planned Unit Development	660	128,147,652.76	18.31	7.801	641	194,163.11	79.94	54.95
Two-to-Four Family	158	45,448,964.50	6.49	8.072	671	287,651.67	79.45	19.88
Low Rise Condo	216	45,127,919.85	6.45	7.807	656	208,925.55	78.49	39.84
Single Family Attached	23	4,500,944.03	0.64	7.790	655	195,693.22	81.89	43.58
Townhouse	13	2,177,871.23	0.31	8.291	626	167,528.56	83.34	52.09
High Rise Condo	6	1,352,787.29	0.19	8.986	627	225,464.55	80.08	11.51
Mid Rise Condo	4	922,199.13	0.13	7.775	635	230,549.78	77.70	36.81
Manufactured Home	1	404,948.91	0.06	6.675	637	404,948.91	69.83	0.00
Rowhouse	1	160,000.00	0.02	8.400	688	160,000.00	80.00	0.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Documentation for the Mortgage Loans

Documentation	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Full Documentation	1,918	$310,099,508.34	44.30%	7.822%	617	$161,678.58	80.91%	100.00%
Stated Income Wage Earner	872	197,903,610.37	28.27	8.022	680	226,953.68	78.51	0.00
Stated Income Self-Employed	461	123,938,510.92	17.70	7.991	665	268,847.10	79.55	0.00
12 Month Bank Statements	220	51,480,142.96	7.35	7.988	629	234,000.65	80.96	0.00
24 Month Bank Statements	65	14,732,400.59	2.10	7.948	619	226,652.32	83.76	0.00
Limited Documentation	11	1,913,225.40	0.27	8.376	635	173,929.58	81.31	0.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

Occupancy for the Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Investment Property	69	$9,876,516.61	1.41%	9.225%	654	$143,137.92	71.83%	45.46%
Primary Home	3,478	690,190,881.97	98.59	7.906	644	198,444.76	80.18	44.28

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Mortgage Loan Age Summary for the Mortgage Loans

Mortgage Loan Age Summary (months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	610	$113,699,642.60	16.24%	8.119%	634	$186,392.86	80.68%	52.15%
1	656	121,797,188.65	17.40	8.406	639	185,666.45	79.53	44.47
2	1,089	204,514,142.56	29.21	7.972	642	187,799.95	80.62	46.63
3	874	204,153,555.04	29.16	7.542	659	233,585.30	80.34	38.20
4	205	31,318,673.28	4.47	7.883	633	152,774.02	74.99	47.27
5	71	15,616,772.93	2.23	7.474	627	219,954.55	79.18	31.05
6	31	6,225,393.28	0.89	7.624	626	200,819.14	80.03	34.62
7	9	2,514,604.86	0.36	7.180	667	279,400.54	76.84	50.16
14	2	227,425.38	0.03	7.397	530	113,712.69	87.82	100.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

Original Prepayment Penalty Term for the Mortgage Loans

Original Prepayment Penalty Term	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

6 Months	67	$7,880,132.23	1.13%	8.565%	616	$117,613.91	83.50%	75.67%
12 Months	57	13,818,720.98	1.97	8.335	646	242,433.70	80.45	47.71
18 Months	1	807,500.00	0.12	7.990	688	807,500.00	85.00	100.00
24 Months	2,400	512,235,589.15	73.17	7.726	648	213,431.50	80.24	42.21
30 Months	4	759,222.57	0.11	8.064	608	189,805.64	86.77	72.08
36 Months	262	38,204,618.64	5.46	7.955	631	145,819.16	79.87	68.58
None	756	126,361,615.01	18.05	8.635	635	167,144.99	79.07	42.55

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 24 months.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Credit Scores for the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

501 to 525	47	$6,563,529.13	0.94%	9.988%	519	$139,649.56	73.87%	83.35%
526 to 550	146	21,804,868.92	3.11	9.381	540	149,348.42	80.05	79.76
551 to 575	211	34,161,357.52	4.88	8.934	563	161,902.17	79.23	68.18
576 to 600	512	83,675,372.69	11.95	8.116	589	163,428.46	81.11	70.68
601 to 625	691	126,677,737.27	18.10	7.830	612	183,325.23	81.41	66.99
626 to 650	549	114,424,035.11	16.34	7.684	638	208,422.65	81.84	54.65
651 to 675	482	112,653,744.03	16.09	7.767	664	233,721.46	81.59	26.13
676 to 700	399	96,426,860.60	13.77	7.666	687	241,671.33	79.42	15.37
701 to 725	277	57,772,602.49	8.25	7.768	712	208,565.35	75.20	12.11
726 to 750	124	23,161,667.33	3.31	7.807	737	186,787.64	76.34	12.89
751 to 775	80	17,593,933.00	2.51	7.926	760	219,924.16	73.80	14.74
776 to 800	26	4,558,874.64	0.65	7.571	784	175,341.33	74.82	12.80
801 to 825	3	592,815.85	0.08	7.779	803	197,605.28	72.22	0.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 804 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 644.

Credit Grade for the Mortgage Loans

Credit Grade	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

A	3,311	$658,091,018.61	94.00%	7.845%	648	$198,758.99	80.31%	43.39%
A-	89	16,426,740.93	2.35	8.854	594	184,570.12	79.82	55.68
B	82	15,602,226.65	2.23	8.823	593	190,271.06	76.87	52.97
C	52	7,698,079.12	1.10	10.163	546	148,039.98	70.48	63.15
D	13	2,249,333.27	0.32	10.700	552	173,025.64	62.29	100.00

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Margins for the Adjustable-Rate Mortgage Loans

Range of Margins	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

2.501% to 3.000%	5	$1,188,040.89	0.18%	7.855%	682	$237,608.18	80.27%	0.00%
3.501% to 4.000%	4	635,800.00	0.10	7.936	634	158,950.00	79.27	100.00
4.001% to 4.500%	1	161,500.00	0.02	8.200	669	161,500.00	95.00	100.00
4.501% to 5.000%	2	331,856.33	0.05	9.147	623	165,928.17	79.43	48.17
5.001% to 5.500%	654	124,326,335.98	19.10	8.030	611	190,101.43	81.79	71.17
5.501% to 6.000%	1,403	329,507,497.32	50.63	7.714	648	234,859.23	81.55	42.20
6.001% to 6.500%	991	194,656,475.43	29.91	7.990	656	196,424.29	80.75	27.66

Total:	3,060	$650,807,505.95	100.00%	7.858%	643	$212,682.19	81.35%	43.38%

As of the Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans ranged from 2.750% per annum to 6.350% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.858% per annum.

Maximum Mortgage Rates for the Adjustable-Rate Mortgage Loans

Range of Maximum Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

12.001% to 12.500%	39	$12,076,271.03	1.86%	6.377%	645	$309,647.98	80.87%	79.66%
12.501% to 13.000%	416	113,503,630.20	17.44	6.860	665	272,845.26	81.02	54.20
13.001% to 13.500%	636	154,152,241.93	23.69	7.324	657	242,377.74	80.99	44.10
13.501% to 14.000%	765	164,933,443.78	25.34	7.800	649	215,599.27	81.51	36.72
14.001% to 14.500%	409	77,475,111.79	11.90	8.302	640	189,425.70	81.38	36.14
14.501% to 15.000%	331	61,387,081.62	9.43	8.787	620	185,459.46	83.16	33.97
15.001% to 15.500%	181	27,417,898.14	4.21	9.316	604	151,480.10	81.67	45.95
15.501% to 16.000%	138	20,894,603.77	3.21	9.769	588	151,410.17	82.71	48.98
16.001% to 16.500%	74	10,078,054.24	1.55	10.295	567	136,189.92	78.71	57.04
16.501% to 17.000%	46	6,386,084.26	0.98	10.760	558	138,827.92	76.85	55.66
17.001% to 17.500%	25	2,503,085.19	0.38	11.347	540	100,123.41	73.37	66.29

Total:	3,060	$650,807,505.95	100.00%	7.858%	643	$212,682.19	81.35%	43.38%

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 12.150% per annum to 17.405% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.858% per annum.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Next Rate Adjustment Date for the Adjustable-Rate Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

May 2006	1	$195,920.00	0.03%	7.150%	785	$195,920.00	80.00%	0.00%
June 2006	1	280,965.05	0.04	7.500	662	280,965.05	80.00	0.00
August 2006	3	711,155.84	0.11	8.189	662	237,051.95	80.46	0.00
January 2007	1	177,812.57	0.03	6.900	522	177,812.57	90.00	100.00
August 2007	4	2,037,158.87	0.31	6.898	678	509,289.72	79.92	49.09
September 2007	22	5,052,078.55	0.78	7.438	628	229,639.93	81.08	37.02
October 2007	53	13,761,036.14	2.11	7.439	622	259,642.19	80.70	30.37
November 2007	138	25,033,653.61	3.85	7.638	621	181,403.29	81.15	53.26
December 2007	746	191,184,958.57	29.38	7.451	658	256,280.11	82.07	38.27
January 2008	934	185,272,469.23	28.47	7.946	642	198,364.53	81.29	43.35
February 2008	545	103,307,706.84	15.87	8.408	635	189,555.43	80.53	45.61
March 2008	512	101,461,878.60	15.59	8.079	634	198,167.73	81.25	49.70
August 2008	3	372,758.91	0.06	7.835	595	124,252.97	75.98	70.11
September 2008	3	767,711.73	0.12	8.298	601	255,903.91	85.85	20.42
October 2008	1	404,948.91	0.06	6.675	637	404,948.91	69.83	0.00
November 2008	2	438,731.67	0.07	7.736	648	219,365.84	88.24	0.00
December 2008	18	4,054,136.76	0.62	7.512	660	225,229.82	80.35	50.83
January 2009	16	3,021,442.49	0.46	7.624	626	188,840.16	82.02	92.98
February 2009	46	11,110,381.61	1.71	7.839	667	241,530.04	80.45	37.59
March 2009	5	761,000.00	0.12	8.213	651	152,200.00	82.56	57.95
October 2010	1	288,000.00	0.04	6.350	667	288,000.00	87.27	100.00
January 2011	1	220,000.00	0.03	7.900	641	220,000.00	84.62	0.00
March 2011	4	891,600.00	0.14	8.467	618	222,900.00	78.07	61.87

Total:	3,060	$650,807,505.95	100.00%	7.858%	643	$212,682.19	81.35%	43.38%

Lien Type for the Mortgage Loans

Lien Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

First Lien	3,331	$686,443,404.33	98.05%	7.873%	643	$206,077.28	81.27%	44.96%
Second Lien	216	13,623,994.25	1.95	10.524	722	63,074.05	18.90	10.68

Total:	3,547	$700,067,398.58	100.00%	7.925%	644	$197,368.87	80.06%	44.30%

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Hypothetical Class A Available Funds Rate Table

Payment Date	Class A Available Funds Rate (%) (1)(2)	Class A Available Funds Rate (%) (1)(2)	Payment Date	Class A Available Funds Rate (%) (1)(2)	Class A Available Funds Rate (%) (1)(2)

1	6.72	6.72	26	9.98	10.19
2	7.40	12.25	27	9.66	9.87
3	7.25	12.25	28	9.98	10.21
4	7.40	12.25	29	9.87	10.72
5	7.25	12.25	30	9.87	10.72
6	7.24	12.25	31	10.2	11.08
7	7.42	12.25	32	9.87	10.72
8	7.24	12.25	33	10.21	11.09
9	7.42	12.25	34	9.91	10.77
10	7.25	12.25	35	9.96	11.64
11	7.25	12.25	36	11.04	12.25
12	7.76	12.25	37	9.98	11.66
13	7.26	12.25	38	10.26	11.99
14	7.41	12.25	39	9.93	11.6
15	7.26	12.25	40	10.27	12.01
16	7.41	12.25	41	9.94	12.25
17	7.27	12.25	42	9.95	12.25
18	7.27	12.25	43	10.28	12.25
19	7.43	12.25	44	9.95	12.25
20	7.28	12.25	45	10.29	12.25
21	7.47	11.54	46	9.96	12.25
22	7.31	8.76	47	9.96	12.25
23	9.65	9.86	48	11.03	12.25
24	10.31	10.54	49	9.97	12.25
25	9.65	9.86

Class A Notes

(1)

Available Funds Rate means for any Payment Date and for any Class of Notes, (a) the amount of all interest received in respect of the Mortgage Loans with respect to the related Due Period plus any net swap payments received by the trust for that Payment Date, less all expenses of the trust (including the servicing fee, master servicing fee, owner trustee fee and securities administrator fee) and less any net swap payments to the Swap Counterparty for such Payment Date divided by (b) the product of (i) the aggregate note principal balance as of the first day of the related Accrual Period multiplied by (ii) (A) the actual number of days in the related Accrual Period (or, in the case of the Class M10, and Class M11, Notes, 30) divided by (B) 360. Subject to the Fixed Rate Cap of 12.25%.

(2)

Assumes no losses, 20% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 year Treasury, 1 month LIBOR and 6 month LIBOR remain constant at 4.75%, 4.67% and 5.00%, respectively.

(3)

Assumes no losses, 20% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 year Treasury, 1 month LIBOR and 6 month LIBOR remain constant at 4.75%, 4.67% and 5.00%, respectively, for the first Payment Date and all increase to 20.00% after the first Payment Date.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Hypothetical Class M Available Funds Rate Table

Payment Date	Class M Available Funds Rate (%) (1)(2)	Class M Available Funds Rate (%) (1)(2)	Payment Date	Class M Available Funds Rate (%) (1)(2)	Class M Available Funds Rate (%) (1)(2)

1	7.39	7.39	26	9.98	10.19
2	7.40	12.25	27	9.98	10.20
3	7.49	12.25	28	9.98	10.21
4	7.40	12.25	29	10.20	11.08
5	7.49	12.25	30	10.20	11.08
6	7.49	12.25	31	10.20	11.08
7	7.42	12.25	32	10.20	11.08
8	7.49	12.25	33	10.21	11.09
9	7.42	12.25	34	10.24	11.13
10	7.49	12.25	35	10.29	12.03
11	7.49	12.25	36	10.30	12.05
12	7.24	12.25	37	10.31	12.05
13	7.50	12.25	38	10.26	11.99
14	7.41	12.25	39	10.26	11.99
15	7.51	12.25	40	10.27	12.01
16	7.41	12.25	41	10.28	12.25
17	7.51	12.25	42	10.28	12.25
18	7.51	12.25	43	10.28	12.25
19	7.43	12.25	44	10.28	12.25
20	7.52	12.25	45	10.29	12.25
21	7.47	11.54	46	10.29	12.25
22	7.55	9.05	47	10.29	12.25
23	9.97	10.19	48	10.30	12.25
24	9.97	10.19	49	10.30	12.25
25	9.97	10.19

Class M Notes

(1)

Available Funds Rate means for any Payment Date and for any Class of Notes, (a) the amount of all interest received in respect of the Mortgage Loans with respect to the related Due Period plus any net swap payments received by the trust for that Payment Date, less all expenses of the trust (including the servicing fee, master servicing fee, owner trustee fee and securities administrator fee) and less any net swap payments to the Swap Counterparty for such Payment Date divided by (b) the product of (i) the aggregate note principal balance as of the first day of the related Accrual Period multiplied by (ii) (A) the actual number of days in the related Accrual Period (or, in the case of the Class M10, and Class M11, Notes, 30) divided by (B) 360. Subject to the Fixed Rate Cap of 12.25%.

(2)

Assumes no losses, 20% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 year Treasury, 1 month LIBOR and 6 month LIBOR remain constant at 4.75%, 4.67% and 5.00%, respectively.

(3)

Assumes no losses, 20% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 year Treasury, 1 month LIBOR and 6 month LIBOR remain constant at 4.75%, 4.67% and 5.00%, respectively, for the first Payment Date and all increase to 20.00% after the first Payment Date.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Bond Sensitivity Tables (to 20% Call)

Class A1

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	15.42	1.17	1.00	0.72	0.57
MDR (yr)	10.33	1.10	0.94	0.69	0.55
Prin Window (mos)	1-266	1-24	1-21	1-15	1-12

Class A2

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	25.77	3.70	2.68	1.75	1.40
MDR (yr)	14.27	3.27	2.44	1.64	1.32
Prin Window (mos)	266-334	24-64	21-49	15-26	12-22

Class A3

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.84	5.34	4.09	2.24	1.84
MDR (yr)	14.67	4.58	3.61	2.07	1.72
Prin Window (mos)	334-334	64-64	49-49	26-28	22-22

Class M1

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.49	4.08	2.34	1.84
MDR (yr)	14.24	3.91	3.60	2.15	1.71
Prin Window (mos)	284-334	41-64	48-49	28-28	22-22

Class M2

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.45	3.94	2.34	1.84
MDR (yr)	14.21	3.87	3.49	2.15	1.71
Prin Window (mos)	284-334	40-54	44-49	28-28	22-22

Class M3

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.43	3.83	2.34	1.84
MDR (yr)	14.18	3.86	3.40	2.15	1.71
Prin Window (mos)	284-334	40-64	44-49	28-28	22-22

Class M4

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.42	3.77	2.34	1.84
MDR (yr)	14.03	3.84	3.34	2.15	1.71
Prin Window (mos)	284-334	39-64	41-49	28-28	22-22

Class M5

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.41	3.73	2.34	1.84
MDR (yr)	13.98	3.83	3.30	2.15	1.71
Prin Window (mos)	284-334	39-64	41-49	28-28	22-22

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Class M6

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.4	3.69	2.34	1.84
MDR (yr)	13.87	3.81	3.27	2.15	1.71
Prin Window (mos)	284-334	38-64	40-49	28-28	22-22

Class M7

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.40	3.66	2.34	1.84
MDR (yr)	13.08	3.75	3.20	2.13	1.70
Prin Window (mos)	284-334	38-64	39-49	28-28	22-22

Class M8

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.39	3.64	2.34	1.84
MDR (yr)	12.81	3.72	3.17	2.12	1.69
Prin Window (mos)	284-334	37-64	38-49	28-28	22-22

Class M9

Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.69	4.39	3.62	2.34	1.84
MDR (yr)	11.57	3.62	3.08	2.09	1.67
Prin Window (mos)	5284-334	37-64	38-49	28-28	22-22

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Bond Sensitivity Tables (to 10% Call)

Class A1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	15.42	1.17	1.00	0.72	0.57
MDR (yr)	10.33	1.10	0.94	0.69	0.55
Prin Window (mos)	1-266	1-24	1-21	1-15	1-12

Class A2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	25.98	4.08	3.00	1.75	1.40
MDR (yr)	14.32	3.55	2.68	1.64	1.32
Prin Window (mos)	266-347	24-90	21-70	15-26	12-22

Class A3
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	28.92	7.51	5.84	2.24	1.84
MDR (yr)	14.92	6.11	4.95	2.07	1.72
Prin Window (mos)	347-347	90-90	70-70	26-28	22-22

Class M1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.11	4.66	3.16	2.08
MDR (yr)	14.32	4.35	4.04	2.85	1.92
Prin Window (mos)	284-347	41-90	48-70	28-41	22-26

Class M2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.08	4.45	3.42	2.17
MDR (yr)	14.29	4.32	3.87	3.07	2.01
Prin Window (mos)	284-347	40-90	44-70	41-41	26-26

Class M3
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.06	4.34	3.41	2.17
MDR (yr)	14.26	4.30	3.78	3.06	2.01
Prin Window (mos)	284-347	39-90	43-70	40-21	26-26

Class M4
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.04	4.28	3.25	2.12
MDR (yr)	14.10	4.27	3.72	2.92	1.96
Prin Window (mos)	284-347	39-90	41-70	37-41	25-29

Class M5
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.03	4.23	3.10	2.08
MDR (yr)	14.05	4.26	3.68	2.79	1.93
Prin Window (mos)	284-347	38-90	40-70	35-41	24-26

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Class M6
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.02	4.20	3.00	2.04
MDR (yr)	13.94	4.24	3.65	2.70	1.89
Prin Window (mos)	284-347	38-90	40-70	33-41	24-26

Class M7
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.02	4.16	2.90	2.04
MDR (yr)	12.14	4.17	3.57	2.59	1.87
Prin Window (mos)	284-347	38-90	39-70	32-41	23-26

Class M8
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.01	4.14	2.84	1.99
MDR (yr)	12.87	4.14	3.53	2.53	1.82
Prin Window (mos)	284-347	37-90	38-70	31-41	23-26

Class M9
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.02	5.01	4.13	2.80	1.99
MDR (yr)	11.61	4.01	3.43	2.45	1.79
Prin Window (mos)	284-347	37-90	38-70	30-41	23-26

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Bond Sensitivity Tables (to Maturity)

Class A1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	15.42	1.17	1.00	0.72	0.57
MDR (yr)	10.33	1.10	0.94	0.69	0.55
Prin Window (mos)	1-266	1-24	1-21	1-15	1-12

Class A2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	26.01	4.22	3.09	1.75	1.40
MDR (yr)	14.32	3.64	2.75	1.64	1.32
Prin Window (mos)	266-354	24-127	21-99	15-26	12-22

Class A3
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	29.69	13.19	10.41	2.24	1.84
MDR (yr)	15.10	9.37	7.88	2.07	1.72
Prin Window (mos)	354-358	127-203	99-166	26-28	22-22

Class M1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.12	5.68	5.10	5.22	3.44
MDR (yr)	14.34	4.69	4.34	4.41	3.05
Prin Window (mos)	284-357	41-173	48-136	28-102	22-69

Class M2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.12	5.62	4.87	4.28	2.80
MDR (yr)	14.31	4.64	4.16	3.75	2.54
Prin Window (mos)	284-357	40-165	44-130	44-78	29-51

Class M3
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.11	5.58	4.75	3.72	2.41
MDR (yr)	14.28	4.61	4.06	3.30	2.21
Prin Window (mos)	284-356	39-157	43-122	40-73	26-48

Class M4
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.11	5.55	4.67	3.49	2.28
MDR (yr)	14.12	4.58	3.99	3.10	2.09
Prin Window (mos)	284-356	39-151	41-118	37-70	25-46

Class M5
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.11	5.51	4.60	3.32	2.23
MDR (yr)	14.07	4.55	3.93	2.97	2.05
Prin Window (mos)	284-356	38-144	40-112	35-67	24-43

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Class M6
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.11	5.46	4.54	3.20	2.18
MDR (yr)	13.96	4.51	3.88	2.86	2.01
Prin Window (mos)	284-355	38-137	40-107	33-63	24-41

Class M7
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.10	5.41	4.46	3.08	2.16
MDR (yr)	13.16	4.40	3.76	2.73	1.97
Prin Window (mos)	284-354	38-129	39-100	32-59	23-38

Class M8
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.09	5.32	4.38	2.98	2.08
MDR (yr)	12.88	4.32	3.69	2.64	1.90
Prin Window (mos)	284-353	37-120	38-93	31-55	23-35

Class M9
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA

WAL (yr)	27.07	5.20	4.28	2.88	2.05
MDR (yr)	11.62	4.12	3.53	2.52	1.84
Prin Window (mos)	284-352	37-109	38-85	30-50	23-32

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Breakeven CDR Table

The table below displays the Constant Default Rate (“CDR”), and the related cumulative collateral loss percentage, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward LIBOR. Other assumptions incorporated include: (1) prepayment speed is 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 12 month lag from default to loss, (4) triggers fail (i.e., no stepdown) and (5) 100% principal and interest advanced:

		STATIC LIBOR[1]		FORWARD LIBOR

	RATING (M/S)	CDR BREAK	CUM LOSS	CDR BREAK	CUM LOSS

Class M1	Aa1/AA+	30.9%	21.0%	30.6%	20.9%
Class M2	Aa2/AA+	24.7%	18.2%	24.4%	18.0%
Class M3	Aa3/AA	21.5%	16.5%	21.2%	16.3%
Class M4	A1/AA	18.9%	15.1%	18.5%	14.8%
Class M5	A2/AA-	16.5%	13.6%	16.2%	13.4%
Class M6	A3/A+	14.4%	12.3%	14.0%	12.0%
Class M7	Baa1/A	12.4%	10.9%	12.0%	10.6%
Class M8	Baa2/A-	10.8%	9.7%	10.4%	9.4%
Class M9	Baa3/BBB	9.5%	8.7%	9.1%	8.4%

1 Assumes 1 Year Treasury, 1 month LIBOR and 6 month LIBOR remain constant at 4.75%, 4.67% and 5.00%, respectively.

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Excess Spread

The table below displays excess spread in basis points. Calculations are run to 10% call at both static (1 YR Treasury= 4.75%, 1ML = [4.67]%, 6ML = [5.00]%)and fwd LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the Mortgage Loans based on the net mortgage rates in effect on the related due date (as well as any swap payments received from the Swap Counterparty) minus (b) the total interest due on the Notes, the Owner Trustee Fee and net swap payments owed to the Swap Counterparty, divided by (y) the aggregate principal balance of the Notes as of the first day of the applicable accrual period multiplied by 12. Other assumptions include: (1) prepayment speed of 100% PPC for the mortgage loans, (2) no defaults and no losses:

Period	Excess Spread (%) (Static LIBOR)	Excess Spread (%) (FWD LIBOR)

Avg yr1	2.43	2.25
Avg yr2	2.84	2.65
Avg yr3	4.99	4.71
Avg yr4	5.12	4.85
Avg yr5	5.22	4.93

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Period	Excess Spread (%)(Static LIBOR)	Excess Spread (%)(FWD LIBOR)	1 Month Fwd LIBOR	6 Month Fwd LIBOR	1 Year Treasury

1	2.02	2.02	4.670000000000	5.000000000000	4.750000000000
2	2.51	2.44	4.827479545921	5.085634239724	4.772184150029
3	2.43	2.31	4.957393674882	5.140466386680	4.779089491654
4	2.50	2.35	5.036479697686	5.175326637643	4.774640010211
5	2.43	2.26	5.080650326594	5.195293903676	4.763956411612
6	2.42	2.19	5.111359189283	5.206150677588	4.750129188220
7	2.51	2.25	5.135003876898	5.208841651528	4.736320848404
8	2.41	2.14	5.151243315668	5.203888570219	4.724724894248
9	2.50	2.24	5.157446554241	5.192312836615	4.715441922950
10	2.41	2.15	5.153346816264	5.176399559400	4.709426606428
11	2.40	2.16	5.141073263424	5.157436388651	4.706072428895
12	2.63	2.45	5.123234120815	5.137530058726	4.705162147088
13	2.40	2.22	5.105273024137	5.119917332043	4.705895266807
14	2.47	2.30	5.084082551747	5.102132677222	4.707696532660
15	2.39	2.24	5.063285563529	5.087150300649	4.710686360816
16	2.45	2.32	5.044326957873	5.074519931984	4.713148711444
17	2.39	2.26	5.027358430389	5.065248065512	4.715294645612
18	2.38	2.27	5.013144333288	5.058781550535	4.717014137311
19	2.46	2.33	5.002819586004	5.055301395890	4.718071276572
20	2.37	2.16	4.995296897903	5.054525510845	4.718346683129
21	2.48	2.26	4.990893866844	5.056000914038	4.717857874913
22	2.38	2.10	4.989724930777	5.059252305889	4.716703141574
23	4.79	4.50	4.990710444403	5.063913325900	4.714899977744
24	5.10	4.83	4.993904941810	5.069530399113	4.712592373145
25	4.77	4.48	4.998582500947	5.075246550601	4.710106234894
26	4.92	4.63	5.004234735641	5.081380873266	4.707225384721
27	4.76	4.45	5.010413093843	5.087208298898	4.704306001601
28	4.91	4.61	5.016855602169	5.092885929442	4.701229802475
29	4.96	4.70	5.023053905421	5.097970171607	4.698267821658
30	4.95	4.69	5.028894492649	5.102774759493	4.695251077544
31	5.11	4.85	5.034143146744	5.107152905399	4.692304639713
32	4.94	4.67	5.038958201679	5.111119644478	4.689536552562
33	5.10	4.84	5.043251936323	5.115001628894	4.686760059260
34	4.96	4.68	5.047115620878	5.118728263569	4.684151359906
35	5.00	4.74	5.050855774805	5.122650014171	4.681525827494
36	5.00	5.25	5.054445504529	5.126812825797	4.678960726518
37	5.00	4.73	5.057560613708	5.130935056966	4.676684143380

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Period	Excess Spread (%)(Static LIBOR)	Excess Spread (%)(FWD LIBOR)	1 Month Fwd LIBOR	6 Month Fwd LIBOR	1 Year Treasury

38	5.10	4.83	5.057560613708	5.130935056966	4.676684143380
39	4.98	4.69	5.061269643670	5.135895458729	4.674188863189
40	5.17	4.89	5.065280459469	5.141232426748	4.671794187071
41	5.03	4.76	5.069698213019	5.147277102101	4.669324514030
42	5.03	4.76	5.074684396391	5.153701787695	4.666930198507
43	5.21	4.94	5.080373936821	5.160793964348	4.664440547683
44	5.05	4.76	5.086560378735	5.168203527118	4.661927723240
45	5.22	4.94	5.093296430384	5.175646633449	4.659466391052
46	5.06	4.76	5.100585434757	5.183262898280	4.656885000636
47	5.07	4.79	5.108201172219	5.190377503247	4.654347441039
48	5.56	5.32	5.116009350245	5.197141154908	4.651679827571
49	5.08	4.79	5.123925859004	5.203078863891	4.648970032832
50	5.25	4.97	5.130515917850	5.207488192308	4.646490251824
51	5.10	4.79	5.137008085436	5.211121453410	4.643711118245
52	5.27	4.97	5.142558456448	5.213295748949	4.641008321174
53	5.11	4.82	5.146927068819	5.214081083834	4.638214675242
54	5.12	4.83	5.149852278981	5.213405515295	4.635532707064
55	5.29	5.01	5.151251285875	5.211353246218	4.632806599458
56	5.13	4.84	5.151153073594	5.208092933679	4.630155595248
57	5.30	5.02	5.149624744727	5.203892270200	4.627688826478
58	5.14	4.85	5.146636256378	5.198847586934	4.625270204187
59	5.15	4.85	5.142550999535	5.193520546448	4.623086162864
60	5.65	5.40	5.137541912360	5.187933157441	4.621017866104
61	5.17	4.88	5.131625946177	5.182556732977	4.619167546933
62	5.34	5.07	5.126291696096	5.178174723790	4.617705366403
63	5.18	4.90	5.120583797887	5.174123592959	4.616335818137
64	5.36	5.09	5.115168265628	5.171164822071	4.615272275373
65	5.20	4.90	5.110490490401	5.169289109455	4.614457172283
66	5.21	4.91	5.106864649946	5.168705652660	4.613948621625
67	5.38	5.10	5.104339603025	5.169364113645	4.613715893406
68	5.23	4.93	5.103104261831	5.171265100633	4.613780203736
69	5.40	5.12	5.103215346346	5.174231883041	4.614121402095
70	5.25	4.95	5.104696977540	5.178211843346	4.614757093237

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Fieldstone Mortgage Investment Trust, Series 2006-1

Bear Stearns Contacts

Banking
Matthew Perkins	Phone:	212-272-7977
Senior Managing Director	Fax:	917-849-1150
	Email:	mperkins@bear.com

Josephine Musso	Phone:	212-272-6033
Managing Director	Fax:	212-849-1154
	Email:	jmusso@bear.com

Scott Tabor	Phone:	212-272-5925
Fax:
	Email:	gtabor@bear.com

Structuring
Lisa Marks	Phone:	212-272-6420
Managing Director	Email:	lmarks@bear.com

T.J. Durkin	Phone:	212-272-3023
Associate Director	Email:	tdurkin@bear.com

ABS Syndicate
Carol Fuller	Phone:	212-272-4955
Senior Managing Director	Email:	cfuller@bear.com

Angela Ward	Phone:	212-272-4955
Associate Director	Email:	adward@bear.com

Rating Agency Contacts

	NAME	PHONE EXTENSION

Moody’s:	Shachar Gonen	(212) 553-3711
	Danise Chui	(212) 553-1022

S&P:	David Glehan	(212) 438-7324
	Sharif Mahdavian	(212) 438-2412
	Jonathan Hierl	(212) 438-2555
	Rebecca Neary	(212) 438-3026

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

ANNEX A

Term Sheet Supplement dated March 8, 2006

Fieldstone Investment Corporation

Seller and Sponsor

Fieldstone Mortgage Investment Corporation

Depositor

Wells Fargo Bank, N.A.

Master Servicer, Trust Administrator and Custodian

Fieldstone Mortgage Investment Trust, Series 2006-1

Issuing Entity

Fieldstone Mortgage Investment Trust Mortgage-Backed Notes, Series 2006-1

The assets of the Issuing Entity will include:

Conventional, fully amortizing, adjustable rate and fixed-rate mortgage loans secured by first and second liens on residential properties that were originated by a subsidiary of Fieldstone Investment Corporation.

The Issuing Entity will issue the classes of notes designated in the attached free writing prospectus dated as of March 8, 2006 (the “Term Sheet”).

Credit Enhancement

Credit enhancement for the notes will include excess interest (including net swap receipts under an interest rate swap agreement), overcollateralization and subordination.

Investment in these notes involve risks. You should consider carefully the risk factors beginning on page S-5 in this Term Sheet Supplement and page 8 of the prospectus.

These notes will be issued by the Issuing Entity, and will be backed only by the assets of the Issuing Entity. Neither these notes nor the assets of the Issuing Entity will be obligations of Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Fieldstone Investment Corporation, Fieldstone Servicing Corp., Wells Fargo Bank, N.A., JPMorgan Chase Bank, National Association or any of their affiliates. These notes will not be insured or guaranteed by any governmental agency or any other entity.

The information contained in this Annex A supplements the information regarding the notes described in the Term Sheet. This Annex is sometimes referred to herein as the Term Sheet Supplement. For all intents and purposes, this Annex is deemed to be a part of the Term Sheet. The prospectus referred to herein is the base prospectus included as part of the Registration Statement (333-125910) that the Depositor has filed with the Securities Exchange Commission. The descriptions of the transaction and the transaction parties contained herein are preliminary and will be updated in the final free writing prospectus regarding the offering of the notes.

(i)

Summary Information

          This section briefly summarizes significant characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the notes, you should read both the term sheet, this term sheet supplement and the attached prospectus in their entirety.

Transaction Parties

Seller and Sponsor: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200.

Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation, 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (866) 365-FMIC (3642). See “The Depositor” in the prospectus.

Issuing Entity: Fieldstone Mortgage Investment Trust, Series 2006-1, a Delaware statutory trust.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See “Parties to the Transaction—The Master Servicer.”

Servicer: Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See “Parties to the Transaction—The Servicer.”

Subservicer: JPMorgan Chase Bank, National Association, a national banking association, whose address is 1111 Polaris Portway, Columbus, Ohio 43240 and whose telephone number is (614) 213-1900. See “Parties to the Transaction—The Subservicer.”

Indenture Trustee: HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust and whose telephone number is (212) 525-1501. See “Parties to the Transaction—The Indenture Trustee.”

Owner Trustee: U.S. Bank Trust National Association, a national banking association, whose address is 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust. See “Parties to the Transaction—The Owner Trustee.”

Trust Administrator: Wells Fargo Bank, N.A., a national banking association, whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479 and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement.”

Swap Counterparty: Bear Stearns Financial Products, Inc., a __________, whose address is [_______________]. The Swap Counterparty’s obligation under the Swap Agreement will be guaranteed by [______], a __________, whose address is [__________]. See “Description of the Notes—The Swap Agreement.”

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be March 1, 2006, which is also referred to in this term sheet supplement as the initial cut-off date. For any subsequent mortgage loan, the cut-off date will be the date that such mortgage loan is transferred to the issuing entity, which is also referred to in this term sheet supplement as the subsequent cut-off date.

Closing Date

The closing date will be on or about the date set forth in the term sheet.

Payment Date

The 25th day of each month, beginning in April, 2006. If the 25th day is not a business day, then the payment date will be the next business day.

Determination Date

The fifteenth day of each month in which a Payment Date occurs (or, if not a Business Day, the immediately preceding Business Day).

Description of the Transaction

On the closing date the seller and the sponsor will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the issuing entity, a Delaware statutory trust. The servicer, or the subservicer on its behalf, will service the mortgage loans in accordance with the transfer and servicing agreement and provide the information to the trust administrator necessary for the trust administrator to calculate payment and other information regarding the Notes and ownership certificate.

The transfers of the mortgage loans from the seller and the sponsor to the depositor to the issuing entity in exchange for the Notes is illustrated below.

Net
Swap
Receipts

Seller and Sponsor

Issuin

g Entity

Ownership
Certificate
Holder

Underwriters

Investors

Offered

Notes

Net Proceeds of

Offered Notes

Mortgage

Loans

Mortgage Loans

Security Interest in

Mortgage Loans and

other Collateral

Purchase

Price

Offered Notes

Notes

Net Proceeds of

Offered Notes

Notes and Ownership

Certificate

and Retained

Notes

Ownership

Certificate

Master Servicer

Servicer

Swap

Counterparty

Subservicer

Depositor

Indenture

Trustee

Servicing Functions

Net Swap Payments

The Issuing Entity

The name of the Issuing Entity is Fieldstone Mortgage Investment Trust, Series 2006-1. The assets of the Issuing Entity will consist of mortgage loans, which have characteristics similar to those described in the term sheet, and amounts on deposit in a pre-funding account, as further described in the term sheet.

The Series 2006-1 Notes

The notes will have the original note principal amount, interest rate and other features set forth in the term sheet. The issuing entity will issue the notes under an indenture dated as of March 1, 2006, between the issuer, trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the subservicer, the trust administrator, the indenture trustee and the owner trustee, to make certain payments to the swap counterparty and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under “Description of the Notes—Payments.” Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the subservicer, the trust administrator, the owner trustee, the indenture trustee and the swap counterparty will be paid to the holder of the ownership certificate, which we are not offering by this term sheet supplement. See “Description of the Notes—Payments.”

Risk Factors

          In addition to the matters described elsewhere in the accompanying term sheet, this term sheet supplement and the prospectus, you should carefully consider the following risk actors before deciding to purchase any of the note.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

          The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer or subservicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer or subservicer, as applicable, permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale’ Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

          The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment fee period scheduled to expire. In addition, the seller and its affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in the issuing entity, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of the notes

          The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the mortgage loans may contain prepayment fees, the rate of principal prepayments during the term of such prepayment fees may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment fees; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment fees. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this term sheet supplement. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

The overcollateralization provisions of the issuing entity will affect the yield to maturity of the notes

          The overcollateralization provisions of the issuing entity will affect the weighted average life of the notes and consequently the yield to maturity of the notes. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

          Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans and net swap receipts received in respect of the swap agreement over the interest required to pay interest on the notes and the trust expenses. Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this term sheet supplement carry a risk of higher delinquencies

          The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property. The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

          As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

          Certain of the mortgage loan may have been originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

          The mortgage pool may consist of adjustable rate mortgage loans, which have a fixed interest rate for a specified period of time after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to the effects of adjustable mortgage interest rates, periodic rate caps and a maximum mortgage rates. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals

          The interest rates on certain of the notes are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to certain of the mortgage loans in the mortgage pool as described under “The Mortgage Pool—General.” As a result, the interest rates on the notes are subject to the available funds rate and a fixed rate cap.

          The available funds rate limits the interest rate payable on the related notes with respect to a related payment date. Any shortfalls arising from the application of the available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cash flow, which includes net swap receipts received by the issuing entity in respect of the swap agreement. Various factors may cause the available funds rate described above to limit the interest rate on the related notes. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable. In addition, the interest rates on the notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment. Certain of the mortgage loans are subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds rate described above limiting increases in the interest rates for these notes. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee, the owner trustee fee and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

          The interest rates on certain of the notes specified in the accompanying Term Sheet are also subject to a fixed rate cap. Fixed rate caps limit the interest rate on those notes to a maximum interest rate. If the interest rate for a class of notes for a payment date is limited to the applicable maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

The risks associated with the swap agreement

Any net swap receipts received under the swap agreement will be applied to pay principal, interest and available funds shortfalls as described in this free writing prospectus. However, no net swap receipts will be payable by the swap counterparty unless the swap floating rate amount owed by the swap counterparty on a payment date exceeds the swap fixed rate amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR exceeds a certain specified rate. We cannot assure you that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to cover payments to be made in respect of the notes.

In addition, any net swap payment payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for payment to the noteholders, and may reduce payments of interest and principal on the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional balance on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest and principal collections on the mortgage loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

In the event that the issuing entity, after application of all interest and principal received on the mortgage loans available to pay the swap counterparty, cannot make the required net swap payments to the swap counterparty, a swap termination amount will be owed to the swap counterparty. Any swap termination amount payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for payment to noteholders. See “Description of the Notes—Payments” and “—The Swap Agreement.”

Failure of the swap counterparty to provide information required of providers of derivative instruments pursuant to Regulation AB and subsequent failure to replace itself with a swap counterparty that can provide such required information may result in a swap termination event

          The swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the swap agreement will result in an “additional termination event” under the swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the issuing entity exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the swap agreement. Such swap termination payments will result in certain monthly excess cashflow being utilized to pay the swap counterparty in lieu of such amounts being available to increase overcollaterization by paying additional principal on the notes or for the payment of deferred interest on the notes.

Inadequate amount of subsequent mortgage loans will affect the timing and rate of return on your investment

          If the amount of subsequent mortgage loans purchased by the issuing entity is less than the amount deposited in the pre-funding account on the closing date, holders of the senior class or classes of notes will receive a payment of principal of the amount remaining in the pre-funding account on the payment date immediately following the expiration of the pre-funding period. The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in the term sheet and this term sheet supplement will not be materially changed by the addition of any subsequent mortgage loans.

Prepayment interest shortfalls may reduce your yield

          When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer’s servicing fee for the related calendar month.

          On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in a lower available funds rate, which could adversely affect the yield on the related notes.

Recent developments may increase risk of loss on the mortgage loans

          The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the Notes all principal and interest to which they are entitled.

The protection accorded to your notes by subordination is limited

          The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments; the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments; the rights of the class M8 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes to receive those payments; the rights of the class M9 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7 and class M8 notes to receive those payments; the rights of the class M10 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8 and class M9 notes to receive those payments; and the rights of the class M11 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8, class M9, class M10 and class M11 notes to receive those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority may never receive that principal and interest. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization and to pay available funds shortfalls to the notes. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

          The notes are not insured by any financial guaranty insurance policy. The excess interest (including any net swap receipts under the interest rate swap agreement), overcollateralization and subordination features described in the term sheet are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

          The seller has made various representations and warranties related to the mortgage loans sold by it to the issuing entity. Those representations are summarized in “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” in this term sheet supplement.

          If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

Mortgage loans with interest-only payments

          Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with balloon payments

          Certain of the mortgage loans may provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Second lien mortgage loans may have a greater risk of default

          Certain of the mortgage loans may be secured by second liens on the related mortgage properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the master servicer may not be able to recover the entire outstanding balance of the mortgage loan, and may write off the outstanding balance as bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the master servicer would deem foreclosure to be uneconomical in the case of such mortgage loans. In addition, the rate of default of second lien mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios or combined loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios or combined loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios or combined loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of subordinate classes of notes may suffer losses.

Mortgage loans with simultaneous second liens and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the issuing entity. Certain of the mortgage loans have combined loan-to-value ratios that exceed 95%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the issuing entity.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

          As specified in the accompanying term sheet mortgaged properties were located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

Hurricanes and tropical storms may have caused damage to certain mortgaged properties or may affect the ability of borrowers to make payments on their mortgage loans

          During 2005, hurricanes and tropical storms resulted in significant property damage in the United States, especially in certain portions of the Gulf Coast region. The seller has conducted a review of mortgaged properties located in Louisiana parishes and Mississippi, Alabama and Florida counties designated as disaster areas by the Federal Emergency Management Agency as a result of 2005 hurricanes and tropical storms. Based on that review, the seller has determined that none of the mortgaged properties located in those designated areas has sustained significant damage. However, any damage to mortgaged properties as a result of the hurricanes or tropical storms may or may not be covered by the related hazard insurance policies.

          Although the seller will be obligated to repurchase any mortgage loan as to which the related mortgaged property incurred material damage prior to the closing date (or prior to the related subsequent cut-off date, in the case of the subsequent mortgage loans) that adversely affects the holders of the notes, the holders of the notes may bear losses should the seller fail to repurchase any such affected mortgage loan. Furthermore, no assurance can be given as to the effect of the 2005 hurricanes and tropical storms on the on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties located in the affected regions, and the full economic effect of damage sustained during the 2005 hurricane season is uncertain. The value of mortgaged properties in the affected region and the ability of borrowers in that region to make payments on their mortgage loans may be adversely affected by the regional economic effects of the 2005 storms. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may affect the performance of the mortgage loans. Losses associated with any adverse economic effects on borrowers and mortgaged properties in regions affected by the 2005 hurricanes and tropical storms may be borne by the holders of the notes.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

          The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any shortfalls will be paid. See “Ratings” in this term sheet supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

          The transfer of the mortgage loans from Fieldstone Investment Corporation to Fieldstone Mortgage Investment Corporation, will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Investment Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Fieldstone Servicing Corp., as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Fieldstone Servicing Corp., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

          The notes will not be issued in physical form. Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note. In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations. Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.

The notes may be inappropriate for individual investors

The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

•	The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans

•

The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments

•

You may not be able to reinvest amounts paid in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes

•

It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this term sheet supplement, and in the prospectus under the heading “Risk Factors.”

The notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell your notes

          The underwriters intend to make a secondary market in the notes, but will have no obligation to do so. We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes. None of the notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the notes, thereby limiting the market for those notes. In light of these risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as the notes. See “Legal Investment” in this term sheet supplement and “Legal Investment Considerations” in the prospectus.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicers to collect principal or interest on the mortgage loans

•	provide the borrowers with a right to rescind the mortgage loans

•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations

•	result in a litigation proceeding (including class action litigation) being brought against the issuing entity

•	subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

          None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Certain of the mortgage loans may be subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings. Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest. The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest. The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.

          Any failure to comply with any anti-predatory lending laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in a rescission of the related mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller has represented to the issuing entity that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws, including the Massachusetts anti-predatory lending statute. The Seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law. If, however, the Seller is unable or unwilling to repurchase any such mortgage loan, the issuing entity may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Issuing entity could become a taxable entity, resulting in reduced cash flow available to make payment on your notes

          For U.S. federal income tax purposes, the issuing entity will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is owned exclusively by an entity that qualifies as a “real estate investment trust” or a “qualified REIT subsidiary” under the rules set out in the Internal Revenue Code of 1986, as amended, or as an entity that is disregarded for federal income purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary, such entity referred to herein as a “qualifying REIT entity,” the taxable mortgage pool will not be subject to federal income tax. The seller will hold through Fieldstone Mortgage Ownership Corp., its direct, wholly-owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the issuing entity to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate (or any retained notes that do not meet the four criteria listed in “Federal Income Tax Consequences—Tax Classification of the Issuing Entity and of the Notes”) only may be (i) transferred to an entity that qualifies as a qualifying REIT entity or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the issuing entity as secured indebtedness for federal income tax purposes. The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate (or any retained notes that do not meet the four criteria listed in “Federal Income Tax Consequences—Tax Classification of the Issuing Entity and of the Notes”) to an entity that did not qualify as a qualifying REIT entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the issuing entity could become subject to federal income tax as though it were a corporation. Any tax imposed on the issuing entity would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a qualifying REIT entity would constitute an event of default under the indenture. See “Federal Income Tax Consequences” and “The Trust Agreement and the Indenture—Certain Matters under the Agreements—Redemption” in this term sheet supplement.

Glossary

          A glossary of defined terms used in this term sheet supplement begins on page S-61.

The Mortgage Pool

General

          The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

          References in the Term Sheet to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the Cut-off Date, based on the Stated Principal Balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Mortgage Loans set forth in this term sheet is approximate statistical information as of the Cut-off Date. In addition, prior to the Closing Date, certain of the Mortgage Loans may be removed and other Mortgage Loans may be substituted for the removed loans. Although the Seller expects to deliver Mortgage Loans that are not described in the accompanying Term Sheet to the Issuing Entity during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered. The Depositor believes that the information set forth in the Term Sheet and this Term Sheet Supplement with respect to the Mortgage Loans is representative of the characteristics of the actual Mortgage Loans that will be delivered at the Closing Date, although some characteristics of the actual Mortgage Loans on the Closing Date may vary from those represented here and not all of the Mortgage Loans will be delivered to the Issuing Entity on the Closing Date and may not be delivered during the Pre-Funding Period. The sum of certain percentages in the Term Sheet may not equal 100% due to rounding.

          The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Issuing Entity includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure;

•	all insurance policies described below, along with the proceeds of those policies;

•	rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

•	the rights of the Issuing Entity under the Swap Agreement.

          All of the Mortgage Loans will have been originated by FIC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under “Underwriting Guidelines.” Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

          Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

          Certain of the Mortgage Loans may provide for payment by the borrower of a Prepayment Fee. Generally, each such Mortgage Loan provides for payment of a Prepayment Fee in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note. The amount of the applicable Prepayment Fee, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. All Prepayment Fees collected in respect of the Mortgage Loans shall be payable to the Servicer and the Subservicer as additional servicing compensation. Prepayment Fees will not be available to make payments to holders of the Notes.

          Each adjustable rate Mortgage Loan will accrue interest at the adjustable rate calculated as specified under the terms of the related mortgage note and each fixed rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage.

          Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each adjustable rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See “—The Indices” below.

          The adjustable rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

          Each of FIC and FMC utilizes the Office of Thrift Supervision’s convention (the “OTS Convention”) for determining delinquency statistics. The OTS Convention assumes that each month has exactly 30 days, so a borrower who has not paid on the last day of the month is only 29 days late. A Mortgage Loan will only be considered between 30 and 59 days delinquent if a scheduled payment has not been received by the end of the month following the month in which such scheduled payment was to be made. For example, assume a Mortgage Loan has a scheduled payment due on June 1 and the borrower failed to make such payment. This Mortgage Loan will not be considered 30 to 59 days delinquent until the last day of the following month, July 31.

          Information regarding the Credit Score of the Mortgage Loans as of the date of origination is specified in the accompanying Term Sheet. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

          As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

          The Mortgage Index applicable to the determination of the Mortgage Rates for the adjustable rate Mortgage Loans may be the Six-Month LIBOR Index or the Treasury Mortgage Index, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

          The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in the Term Sheet. The sum of the columns in the Term Sheet may not equal the total indicated due to rounding.

Pre-Funding and Conveyance of Subsequent Mortgage Loans

          On the Closing Date, the excess of the sum of the aggregate Class Principal Amount of the Notes and the initial Overcollateralization Amount over the aggregate Stated Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date, which amount is expected to be the amount set forth in the Term Sheet, will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Noteholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes. During the Pre-Funding Period, the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and sell such Subsequent Mortgage Loans to the Issuing Entity. The maximum aggregate loan balance of Subsequent Mortgage Loans to be transferred to the Issuing Entity is as provided in the Term Sheet. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the Mortgage Loans. The characteristics of the Mortgage Loans in the Issuing Entity will vary upon the acquisition of Subsequent Mortgage Loans. The obligation of the Issuing Entity to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to requirements as described in the Transfer and Servicing Agreement.

          Following the purchase of such Subsequent Mortgage Loans by the Issuing Entity and the mortgage pool will need to comply with the characteristics specified in the Transfer and Servicing Agreement (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent Mortgage Loans as of the related Subsequent Cut-off Date).

Static Pool Information

          Information concerning the Sponsor’s prior residential mortgage loan securitizations involving mortgage loans issued by the Depositor is available on the internet at www.fieldstoneinvestment.com/staticpool.php Those securitizations involve [mortgage loans comparable] to the type of Mortgage Loans contained in the Issuing Entity.

          Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information

•	delinquency, cumulative loss, and prepayment information as of each payment date for the three years preceding the date of first use of this term sheet supplement.

          In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at (410) 772-7200, Attention: Senior Vice President, Investment Portfolio.

          The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying Term Sheet or the Depositor’s registration statement.

          This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

Underwriting Guidelines

          All of the Mortgage Loans were originated by Fieldstone Mortgage Company (“FMC”), a nationwide mortgage banking company and wholly-owned subsidiary of the Sponsor, Fieldstone Investment Corporation, or by other mortgage lenders generally in accordance with underwriting guidelines established and maintained by FMC (the “Fieldstone Underwriting Guidelines”). See “Origination and Sale of Mortgage Loan—Fieldstone Underwriting Guidelines” in the prospectus.

General

          FMC originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. FMC originates loans primarily in the wholesale market, through mortgage brokers, but also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. The mortgage loans have been underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers. The following table summarizes certain information regarding FMC’s total loan originations:

	As of September 30,	Year Ended December 31,

	2005	2004	2003	2002

	(in thousands)
Non-Conforming Loans	$4,558,085	$6,185,045	$5,148,182	$2,479,323
As a percentage of total originations	80%	83%	70%	62%
Conforming Loans	1,167,569	1,290,202	$2,223,868	$1,537,084
As a percentage of total originations	20%	17%	30%	38%
Total Originations	$5,725,654	$7,475,247	$7,372,050	$4,016,407

          The Mortgage Loans included in the Issuing Entity are non-conforming loans. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

The Fieldstone Underwriting Guidelines

          FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of FMC’s loan programs. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines are established and maintained by FMC’s credit committee, which is composed of FMC’s President, Executive Vice President–Secondary, Chief Credit Officer, Chief Financial Officer and Senior Vice President – Investment Portfolio and other appropriate officers. The Fieldstone

Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. In addition, the Fieldstone Underwriting Guidelines allow for certain flexibility, and exceptions to the underwriting guidelines are permitted in certain circumstances. Exceptions to the underwriting guidelines must be approved in writing by an employee with the appropriate level of exception approval authority.

          FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines are generally consistent across all programs.

          All of FMC’s non-conforming loans are underwritten by FMC’s on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC’s underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower’s income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. The mortgage loan underwriting process relies upon an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amounts relative to the risk. FMC’s policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC’s underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan. Also, FMC generally classifies its non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk. FMC’s credit grade classification considers several factors, including the applicant’s mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. Certain loan characteristics, including LTV and documentation type, also factor into FMC’s credit grading.

          FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. FMC’s appraisal review process requires that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate appraisals. FMC generally requires that an appraisal be no more than 180 days old on the day the loan is funded.

          The Mortgage Loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation – income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements – allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements – allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•

Limited Documentation – generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

•

Stated Documentation – this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

          Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

          FMC emphasizes quality control prior to origination. FMC’s quality control department also reviews and re-underwrites, on a post-funding basis, approximately 10% of all mortgage loans that FMC originates. FMC generally selects loans for post-funding re-underwriting on a random basis, (though FMC may make select targeted samples of loans from time to time) and reports its findings to management and underwriting department managers on a regular basis. Underwriting changes and corrective actions may be implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

          The Mortgage Loans generally have been originated in accordance with one of the following FMC loan programs, which generally apply the following underwriting criteria:

•	Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans to borrowers with Alt-A credit. This program offers both first and second liens.

•	High Street: The High Street program utilizes both credit score and mortgage history and offers loans to borrowers with subprime credit. This program offers both first and second liens.

•

Main Street: The Main Street program utilizes traditional credit underwriting, rating borrowers’ credit from “A” through “D” and offers loans for borrowers with subprime credit. This program offers first liens only.

KEY: BK = bankruptcy; FC = foreclosure; FICO = Fair Isaac & Company; NOD = notice of default; Mortgage History = number of 30-day, 60-day and 90-day delinquencies in last 12 months; Consumer Credit = history of delinquencies on consumer debt

Wall Street (First Lien)

						Maximum LTV (%)

Credit Grade	FICO Score	Mortgage History	Consumer Credit	Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*

				BK	FC

A	620	0Í30	Not Considered	24	36	95	90	90	80	50
A	620	1Í30	Not Considered	24	36	90	90	80	N/A	50
A-	600 580	0Í30	Not Considered Not Considered	24 24	36 36	95 95	90 85	85 80	70 70	50 50
A-	600	1Í30	Not Considered	24	36	90	90	80	N/A	50
A-	620	2Í30	Not Considered	24	36	85	N/A	80	N/A	50
B	540	0Í30	Not Considered	24	36	90	60	60	60	50
B	620	0Í120	Not Considered	12	24	95	90	90	70	50
B	600	0Í120	Not Considered	12	24	95	90	85	70	50
B	580	0Í120	Not Considered	12	24	90	85	80	70	50
C	540	0Í120	Not Considered	12	24	60	60	60	60	50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full doc and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

Wall Street (Second Lien)

						Maximum CLTV (%)

Credit Grade	FICO Score	Mortgage History	Consumer Credit	Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*

				BK	FC

A	660	0Í30	Not Considered	24	36	100	100	95	90	50
A	620	0Í30	Not Considered	24	36	100	100	90	N/A	50
A	620	1Í30	Not Considered	24	36	100	N/A	85	N/A	50
A-	620	2Í30	Not Considered	24	36	90	N/A	85	N/A	50

* Debt Ratio exceptions of up to 55% are allowed for LTV less than 85% or under the following circumstances: minimum FICO score 640, owner occupied, full documentation and bank statement, gross monthly disposable income of $3,000 or net monthly disposable income of $600 for first family member and $250 for each family member thereafter, 3 year BK and FC seasoning. Not available on 6 month LIBOR ARM.

High Street (First Lien)

						Maximum LTV (%)

Credit Grade	FICO Score	Mortgage History	Consumer Credit	Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*

				BK	FC

A	640 620	0Í30	Not Considered Not Considered	24 24	36 36	100 100	100 90	85 85	N/A N/A	50 50
A	660 620	1Í30	Not Considered Not Considered	24 24	36 36	100 100	100 90	85 85	N/A N/A	50 50
A-	600 580 540	1Í30	Not Considered Not Considered Not Considered	24 24 24	36 36 36	100 95 90	85 85 80	85 85 80	N/A N/A N/A	50 50 50
A-	580 520	2Í30	Not Considered Not Considered	24 24	24 24	90 85	85 65	80 75	N/A N/A	50 50
B	600	3Í30	Not Considered	24	24	90	85	80	N/A	50
B	580	3Í30	Not Considered	24	24	85	70	75	N/A	50
B	540	3Í30	Not Considered	24	24	85	65	75	N/A	50
B	520	3Í30	Not Considered	24	24	80	60	70	N/A	50
B	640	1Í60	Not Considered	18	18	85	75	75	N/A	50
B	600	1Í60	Not Considered	18	18	85	70	75	N/A	50
B	520	1Í60	Not Considered	18	18	80	60	70	N/A	50
C	640	2Í60	Not Considered	12	12	80	65	70	N/A	50
C	520	2Í60	Not Considered	12	12	80	60	70	N/A	50

* Debt Ratio allowed up to 55% with gross monthly disposable income of $3,000.

High Street (Second Lien)

Maximum CLTV (%)

Credit Grade	FICO Score	Mortgage History	Consumer Credit	Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Maximum Debt Ratio(%)*

				BK	FC

A	640 620	0Í30 0Í30	Not Considered Not Considered	24 24	36 36	100 100	100 N/A	50 50
A	660 620	1Í30 1Í30	Not Considered Not Considered	24 24	36 36	100 100	100 N/A	50 50
A-	600 580	1Í30 1Í30	Not Considered Not Considered	24 24	36 36	100 90	N/A N/A	50 50
A-	580	2Í30	Not Considered	24	24	90	N/A	50
B	600	3Í30	Not Considered	24	24	90	N/A	50

* Debt Ratio allowed up to 55% with gross monthly disposable income of $3,000.

Main Street (First Lien)

					Maximum CLTV (%)

Credit Grade	Mortgage History	Consumer Credit	Months Since		Full Doc Owner Occupied	Stated Owner Occupied	Full Doc Non- Owner Occupied	Stated Non- Owner Occupied	Maximum Debt Ratio(%)*

			BK	FC

A	1Í30	30’s, No 60’s	24	24	90	80	85	**	50
A-	3Í30	30’s, Isolated 60’s	24	24	90	80	80	**	50
B	1Í60	60’s, Isolated 90’s	18	18	85	75	75	**	50
C	1Í90	90’s, Isolated 120’s	12	12	80	70	70	**	50
D	No NOD	500 Score	>12	>12	70	**	**	**	50

* Debt Ratio exceptions of up to 55% for full documentation loans with CLTVs less than or equal to 85%. Program allows for up to 55% maximum Debt Ratio for full documentation loans with CLTVs greater than 85% but less than or equal to 90% under the following circumstances: owner occupied, full documentation only (bank statements not allowed), minimum 640 score for primary wage earner, no 2-4 unit purchases, bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing, and disposable income must meet the following limits: $600 for first family member and $250 for each family member thereafter.

** No programs available

Servicing of the Mortgage Loans

General

          Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Subservicer, except as described under “—Servicing Compensation and Payment of Expenses”, “—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” and “— Advances” below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Transfer and Servicing Agreement. See “Description of the Agreements—Servicer Events of Default and Master Servicer Events of Default” and “—Rights Upon Servicer and Master Servicer Events of Default” in the prospectus.

          In managing the liquidation of defaulted Mortgage Loans, the Servicer shall have the option at any time to purchase any delinquent Mortgage Loan or to substitute an eligible substitute mortgage loan for any delinquent Mortgage Loan. See “Servicing of the Trust Assets—Realization Upon Defaulted Mortgage Loans” in the prospectus.

          In addition, in connection with its management of the liquidation of defaulted Mortgage Loans, the Servicer may sell delinquent Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee, the Master Servicer, the Trust Administrator, the Custodian and the Noteholders.

          All of the Mortgage Loans will be subserviced by the Subservicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Subservicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

          As compensation for master servicing, custodial and trust administration duties of the issuing entity, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

          The Servicer and the Subservicer will be paid, in the aggregate, the Servicing Fee. If the Servicer or Subservicer is terminated and replaced by a successor servicer or subservicer, as applicable, the aggregate compensation payable to such successor servicer and subservicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Subservicer are entitled to retain (i) all Prepayment Fees collected in respect of the Mortgage Loans and all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

          The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

          The Master Servicer, the Servicer and the Subservicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

          Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Subservicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Subservicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Subservicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

          Subject to the limitations described below, on each Servicer Remittance Date, the Subservicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Subservicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Subservicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. In the event the Subservicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Subservicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Subservicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Subservicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Subservicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Advances” in the prospectus.

Collection of Taxes, Assessments and Similar Items

          The Servicer and the Subservicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

          The Master Servicer, the Servicer and the Subservicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          The Transfer and Servicing Agreement will provide that in March of each year, beginning in 2007, each of the Servicer, the Custodian, the Subservicer, the Master Servicer and the Trust Administrator, respectively, will provide to the Depositor, the Master Servicer and the Trust Administrator a report on an assessment of compliance with the Servicing Criteria applicable to such transaction party. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB, will also provide to the Depositor, the Master Servicer and the Trust Administrator a report on an assessment of compliance with the Servicing Criteria.

          Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

          The Transfer and Servicing Agreement will also provide that in March of each year, beginning in 2007, each of the Servicer, the Custodian, the Subservicer, the Master Servicer and the Trust Administrator, respectively, will provide to the Depositor, the Master Servicer and the Trust Administrator, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the Transfer and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

Master Servicer Default; Servicer Default; Subservicer Default

          If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

          If the Subservicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Subservicer and either appoint a successor Subservicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Subservicer. If the Servicer succeeds to the responsibilities of the Subservicer, it will be entitled to receive the applicable portion of the Servicing Fee.

          If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Subservicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

          The Transfer and Servicing Agreement permits either the Servicer or the Subservicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Subservicer, the lender may appoint a successor servicer or successor subservicer, as applicable, provided that such successor servicer or successor subservicer, as applicable, meets the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the Transfer and Servicing Agreement. See “—General” above.

Parties to the Transaction

          The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets. A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the mortgage loan purchase agreement, the transfer and servicing agreement, the indenture and the owner trust agreement.

The Seller and Sponsor

          Fieldstone Investment Corporation (“FIC”), a Maryland corporation, is the sole seller of the mortgage loans, acts as the sponsor of the offering of the notes, and is the entity responsible for structuring the securitization transaction described in the Term Sheet. FIC owns all of the outstanding capital stock of each of the depositor, FMIC and the servicer, Fieldstone Servicing Corp.

          FIC is a self-managed, fully integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC’s goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC retains a significant portion of its non-conforming loans in an investment portfolio, and FIC’s current strategy is to own a portfolio of loans with a principal balance approximately equal to 12 times FIC’s shareholders’ equity. FIC will finance this portfolio with a combination of long-term securitization debt, short-term warehouse debt and its equity. FIC retains the servicing rights with respect to non-conforming loans in its portfolio in order to monitor and improve their performance. FIC continues to sell a portion of the non-conforming loans and all of the conforming loans that it originates on a whole loan, servicing-released basis.

          FIC and its affiliates have been participants in the securitization market since 2003, and FIC has sponsored publicly-offered securitization transactions since October 2003. FIC and its affiliates securitize, sell and service primarily consumer mortgage loans. FIC’s securitization program was initiated by FIC to finance fully amortizing, one- to four-family, residential first lien and second lien mortgage loans that have been originated by Fieldstone Mortgage Company, a wholly-owned subsidiary of FIC. The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

	2003	2004	2005
Number of Securitizations	1	5	3
Number of Mortgage Loans	2,754	22,037	14,577
Aggregate Principal Balance	$500,177,479	$4,339,739,796	$2,881,795,712

          FIC’s material obligations in the transaction are to purchase the Mortgage Loans from Fieldstone Mortgage Company and sell them to the Depositor, and to repurchase defective Mortgage Loans in certain instances, as described in “The Mortgage Loan Purchase Agreement” and“The Transfer and Servicing Agreement -- Assignment of Mortgage Loans” in this Term Sheet Supplement.

          FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, effective November 12, 2003. FIC intends to distribute to its stockholders all or substantially all of its REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax. FIC intends to retain its net gains on sales of loans to build its capital base. In order to meet some of the requirements to qualify as a REIT, FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company (“FMC”), which FIC has elected to treat as a taxable REIT subsidiary. FIC funds the conforming and non-conforming loans FIC sells.

          FIC’s principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

The Depositor

          Fieldstone Mortgage Investment Corporation (“FMIC”) was incorporated in Maryland on May 27, 2005, as a wholly owned, limited-purpose financing subsidiary of FIC. FMIC’s principal office is located at 11000 Broken Land Parkway, Columbia, Maryland 21044, telephone (866) 365-FMIC (3642).

          FMIC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. FMIC’s certificate of incorporation prohibits FMIC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness that (i) constitutes Eligible Securities, (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than FMIC and (iii) provides that the holder of such indebtedness may not cause of the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of FMIC evidenced by Eligible Securities issued by FMIC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the Eligible Securities is indefeasibly paid in full. FMIC’s articles of incorporation limits FMIC’s business to the foregoing and place certain other restrictions on FMIC’s activities. In particular, FMIC cannot not amend the purposes for which FMIC has been formed without the consent of an independent director.

          FMIC does not have, nor is it expected in the future to have, any significant assets. FMIC will not have any business operations other than securitizing assets and related activities. FMIC will have limited obligations and rights under the Transfer and Servicing Agreement.

The Issuing Entity

          Fieldstone Mortgage Investment Trust, Series 2006-1 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Issuing Entity will not own any assets other than the mortgage loans or the other assets described below. The Issuing Entity will not have any liabilities other than those incurred in connection with the Trust Agreement and any related agreement. The fiscal year end of the Issuing Entity will be December 31 of each year. No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, except for a de minimis contribution made by the Depositor pursuant to the Trust Agreement, and the Issuing

Entity will not have any other capital. The Issuing Entity will not have any employees, officers or directors. The Owner Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Transfer and Servicing Agreement or the Trust Agreement.

          The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, entering into the Swap Agreement, issuing the Notes, making payments on the Notes, and related activities. The permissible activities of the Issuing Entity may not be modified.

          On the Closing Date, the Issuing Entity will pledge the Mortgage Loans, the Swap Agreement and other trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the the Initial Mortgage Loans, the Subsequent Mortgage Loans and the other trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

          The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the assets of the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

          The Issuing Entity’s principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

          The Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the [sponsor, depositor or issuing entity] on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Master Servicer, Trust Administrator and Custodian

          The information set forth in the following paragraph has been provided by the Master Servicer, Trust Administrator and Custodian.

          Wells Fargo Bank, N.A. (“Wells Fargo Bank”), is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank acts as Master Servicer pursuant to the Transfer and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer and Subservicer reports and remittances and for the oversight of the performance of the Servicer and Subservicer under the terms of Transfer and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer and Subservicer data, compares its results to Servicer and Subservicer loan-level reports and reconciles any discrepancies with the Servicer and Subservicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Transfer and Servicing agreement. In addition, upon the occurrence of certain Servicer and Subservicer events of default under the terms of the Transfer and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against the Servicer or Subservicer.

          Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

          Under the terms of the Transfer and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of trust administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as trust administrator or securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Indenture Trustee and the noteholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

          Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicer

          Fieldstone Servicing Corp. will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. Fieldstone Servicing Corp. is a wholly-owned subsidiary of FIC. All of the Mortgage Loans, however, will be subserviced by JPMorgan Chase Bank, National Association, a national banking association, as Subservicer, which will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the Mortgage Loans. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See “Servicing of the Mortgage Loans” above.

The Subservicer

          The information set forth in the following section has been provided by the Subservicer. There can be no assurance that the delinquency, foreclosure and/or loan loss experience on the Mortgage Loans serviced by the Subservicer in this transaction will correspond to the delinquency, foreclosure and loan loss experience of the Subservicer set forth in the tables below. There may be substantial differences between the portfolio of mortgage loans reflected in these tables and the Mortgage Loans to be included in the Issuing Entity. Therefore, neither we nor the Subservicer can predict to what degree the actual delinquency, foreclosure and/or loan loss experience on the mortgage loans in this transaction will correspond to the statistical information set forth below in those tables. Consequently, the delinquency, foreclosure and/or loan loss experience set forth in the tables below may not necessarily be material to a prospective investor’s decision to invest in the Notes.

JPMorgan Chase Bank, National Association

          General. JPMorgan Chase Bank, National Association (“JPMorgan”), a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMorgan is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan’s main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is rated “RPS1”, “Strong” and “SQ1”, by Fitch, S&P and Moody’s, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the Transfer and Servicing Agreement.

          Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF”), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”) was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

          In its capacity as Subservicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Transfer and Servicing Agreement. JPMorgan may perform any or all of its obligations under the Transfer and Servicing Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Transfer and Servicing Agreement as if JPMorgan alone were subservicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

          JPMorgan is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the JPMorgan’s operations. As JPMorgan’s mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

          Servicing operations for “subprime” quality mortgage loans are audited internally by JPMorgan’s General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

          As of December 31, 2003, December 31, 2004 and September 30, 2005, JPMorgan’s portfolio of closed-end subprime mortgage loans serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) equaled approximately $27.5 billion, $45.4 billion and $58.5 billion, respectively.

          Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

          JPMorgan, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

          Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

          CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

          Under the terms of the Transfer and Servicing Agreement, the Subservicer may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and the Subservicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan plus accrued interest.

          Under the terms of the Transfer and Servicing Agreement, the Subservicer generally will not be liable for any losses on the Mortgage Loans.

          The Subservicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this preliminary prospectus supplement. See “Servicing of the Mortgage Loans—Advances.” The Subservicer has not failed to make a required advance in connection with any mortgage-backed securitization.

          Chase Home Finance LLC. Because JPMorgan does not itself perform the subservicing function on mortgage loans as to which it is the named Subservicer, JPMorgan does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses.

          Due to JPMorgan’s engagement of CHF as its subservicer, CHF is providing below historical delinquency, foreclosure and loan loss data for its portfolio of fixed rate and adjustable rate subprime mortgage loans which were originated or purchased by CHF and subsequently securitized in asset-backed transactions (the “CHF Subprime Securitized Servicing Portfolio”). The CHF Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of CHF. There can be no assurance that the delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the mortgage loans subserviced by CHF for JPMorgan in this transaction could be significantly worse. Moreover, the Mortgage Loans were originated by a subsidiary of the Seller and were not originated by CHF and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

          CHF Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the CHF Subprime Securitized Servicing Portfolio.

Delinquency and Foreclosure Experience of the
CHF Subprime Securitized Servicing Portfolio
(Dollars in Thousands)

	As of September 30,		As of December 31,

	2005		2004		2003		2002

Period of Delinquency	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount	Number of Loans	Dollar Amount

Portfolio	54,143	$6,440,312	75,898	$9,388,238	90,370	$11,146,244	73,597	$8,326,818
Delinquency
30 to 59 days	2.78%	2.28%	2.41%	1.83%	2.40%	1.83%	2.69%	2.28%
60 to 89 days	0.87%	0.71%	0.70%	0.54%	0.84%	0.66%	0.86%	0.72%
90 days or more	1.94%	1.40%	1.75%	1.31%	1.43%	1.15%	1.41%	1.21%

Total	5.59%	4.39%	4.86%	3.68%	4.67%	3.64%	4.96%	4.21%

Foreclosure rate	2.75%	2.34%	2.72%	2.20%	2.47%	2.06%	2.65%	2.48%
REO properties	407	N/A	504	N/A	532	N/A	480	N/A

          The delinquency statistics set forth above were calculated using the OTS methodology. Under the OTS methodology, a mortgage loan is not considered delinquent until any payment is contractually past due 30 days or more, assuming 30-day months. For example, a mortgage loan due on the first day of a month is not considered delinquent until the first day of the next month. The delinquency statistics for the period exclude mortgage loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

          The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by CHF pending disposition.

Loan Loss Experience of the
CHF Subprime Securitized Servicing Portfolio
(Dollars in Thousands)

	Nine Months Ending September 30,	Year Ending December 31,

	2005	2004	2003	2002

Average amount outstanding	$7,688,139	$10,443,888	$9,642,035	$7,902,732
Net losses	$47,426	$73,858	$73,504	$43,458
Net losses as a percentage of average amount outstanding	0.62%	0.71%	0.76%	0.55%

          The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by CHF to be uncollectible, less amounts received by CHF as recoveries from liquidation proceeds and deficiency judgments.

          There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Issuing Entity.

          Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Telephone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

The Owner Trustee

          U.S. Bank Trust National Association will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust Services. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Issuing Entity.

          The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Issuing Entity certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

The Indenture Trustee

          HSBC Bank USA, National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee’s Corporate Trust Office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

Description of the Notes

General

          The Mortgage Loans and the other trust assets pledged as collateral for the Notes will represent all the assets of the Issuing Entity for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Issuing Entity that will be available to purchasers of the Notes at, and will be filed with, the Commission within 15 days of the initial delivery of the Notes. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

          The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Notes will consist of the notes identified in the accompanying Term Sheet.

          The equity ownership in the Issuing Entity will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Issuing Entity for such Payment Date have been made.

          The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes and the Class M Notes will be issued in minimum dollar denominations as described in the Term Sheet.

Book-Entry Notes

          The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes and the Class M Notes in minimum Class Principal Amounts designated in the Term Sheet. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner’s ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

          Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such

Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Federal Income Tax Consequences—Taxation of Debt Securityholders” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Taxation of Debt Securityholders” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to this Term Sheet Supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

          Monthly and annual reports on the Issuing Entity provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

          DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

          Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

1.

DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

2.

after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

          The Transfer and Servicing Agreement provides that the Servicer and the Subservicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Subservicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. Any Custodial Account must be an Eligible Account. The Servicer or the Subservicer may make withdrawals from the respective Custodial Account for the limited purposes specified in the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Custodial Account” in the prospectus. The Transfer and Servicing Agreement permits the Servicer and the Subservicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Fitch, Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Subservicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Subservicer, as applicable, from time to time. The Servicer or the Subservicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

          The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a “Collection Account,” into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date. Any Collection Account must be an Eligible Account. The Trust Administrator may make withdrawals from the related Collection Account for the limited purposes specified in the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Collection Account” in the prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Fitch, Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

          Each Custodial Account and Collection Account will be reconciled on a monthly basis. The Transfer and Servicing Agreement will require that activity in the accounts be verified by external parties. In addition, external verification of activity in the accounts may occur in connection with the annual examination by the Servicer or Trust Administrator’s independent accountants in connection with their respective audits, or in connection with periodic examination by the Servicer’s or the Trust Administrator’s regulatory authorities.

Payments

          General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing on the initial Payment Date specified in the Term Sheet, to the persons in whose names the Notes are registered at the close of business on the Record Date.

          Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

          Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. The interest rate and priority of interest payments of each class of Notes are as set forth in the accompanying Term Sheet.

          Payments of Principal. On each Payment Date, the Principal Payment Amount for each Payment Date is required to be paid as set forth in the Term Sheet until the Principal Payment Amount has been fully paid. The priority of principal payments to each class of Notes may change based on whether the Stepdown Date has occurred or upon the occurrence of a Trigger Event.

Credit Enhancement

          Credit enhancement for the Notes consists of, in addition to the subordination of the Class M Notes, excess interest including Net Swap Receipts payable by the Swap Counterparty in respect of the Swap Agreement, as further described in “—The Swap Agreement” below and overcollateralization, in each case as described herein.

          Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments—Payments of Interest” and “—Payments—Payments of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

          Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of or amounts available to make payments in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow (as defined under —Application of Monthly Excess Cashflow” below) to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, to the Class M Notes in reverse order of seniority, before reducing amounts available to make payments in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

          Excess Interest. The Mortgage Loans included in the mortgage pool will bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Servicer, the Subservicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

          Overcollateralization. The Aggregate Collateral Balance as of the Closing Date will exceed the initial aggregate Class Principal Amount of the Notes by the amount set forth in the accompanying Term Sheet. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Collateral Balance as of the related Due Period over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

          As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

          Application of Monthly Excess Cashflow. The sum of the Monthly Excess Interest for any Payment Date (see “—Payments—Payments of Interest”) and the Aggregate Overcollateralization Release Amount for such date will constitute the “Monthly Excess Cashflow” for such Payment Date, which will, on each Payment Date be paid in the order of priority, as set forth in the accompanying Term Sheet.

Calculation of One-Month LIBOR

          On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

          If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

(1)

If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)

If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

The Swap Agreement

          The Swap Agreement. On or before the Closing Date, the Issuing Entity will enter into a Swap Agreement with the Swap Counterparty, which Swap Agreement will be assigned to the Indenture Trustee. Such Swap Agreement will be for the benefit of the Notes. Under the Swap Agreement, the Swap Counterparty will agree to make payments to the Issuing Entity on the second Business Day prior to each Calculation Period End Date. The Swap Notional Balance with respect to the Swap Agreement for each applicable Calculation Period End Date is set forth in the Term Sheet.

          The payment mechanics of the Swap Agreement, as well as the identity of the Swap Counterparty are discussed in the Term Sheet.

Reports to Noteholders

          On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1)	the amount of the related payment to holders of each class of Notes allocable to principal;

(2)	the amount of such payment to holders of each class of Notes allocable to interest;

(3)	the Available Funds Shortfall, if any, for each class of Notes;

(4)	the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

(5)	the amount of the Servicing Fee and the Master Servicing Fee paid to or retained by the Servicer and the Subservicer, or the Master Servicer, as applicable;

(6)	the Interest Rate for each class of Notes for such Payment Date;

(7)	the amount of Advances included in the payment on such Payment Date;

(8)	the cumulative amount of Realized Losses to date, in the aggregate;

(9)	the amount of Realized Losses with respect to such Payment Date, in the aggregate;

(10)

the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (as calculated using the OTS convention) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate;

(11)

with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(12)	whether any trigger event specified in the Term Sheet has occurred;

(13)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

(14)	to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate; and

(15)	the amount of any Net Swap Payments, Net Swap Receipts or swap termination amounts received or paid in respect of the Swap Agreement.

          The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator’s website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (801) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (o for overnight deliveries at 9062 Annapolis Road, Columbia, Maryland 21045). The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

          The equity ownership in the Issuing Entity will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Issuing Entity for such Payment Date have been made and (2) any other amounts as specified in the accompanying Term Sheet. The Ownership Certificate Holder will initially be Fieldstone Mortgage Ownership Corp., a wholly- owned subsidiary of Fieldstone Investment Corporation, the seller and the sponsor.

The Mortgage Loan Purchase Agreement and the
Transfer and Servicing Agreement

General

          On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Issuing Entity.

Assignment of Mortgage Loans

          On the Closing Date, the Mortgage Loans will be assigned to the Issuing Entity, together with all principal and interest received with respect to the initial Mortgage Loans on and after the Initial Cut-off Date. On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Issuing Entity, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cutoff Date. Pursuant to the Indenture, the Issuing Entity will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

          Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated

Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment fee provisions, if any.

          As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS System®, an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

          Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Issuing Entity certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans—Representations and Warranties.” In addition, the Seller has represented to the Issuing Entity that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Issuing Entity will in turn pledge its rights in the Seller’s representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Issuing Entity associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Pre-Funding Account

          On the Closing Date, the Seller will deposit cash in the amount as set forth in the Term Sheet into the Pre-Funding Account. All Mortgage Loans purchased by the Issuing Entity for the mortgage pool through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

          During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans from the Seller in accordance with the applicable provisions of the Transfer and Servicing Agreement. Subsequent Mortgage Loans purchased by the Issuing Entity on any date during the Pre-Funding Period, a Subsequent Transfer Date, must satisfy the criteria set forth in the Transfer and Servicing

Agreement. On the Payment Date that occurs immediately following the expiration of the Pre-Funding Period, any remaining amounts in the Pre-Funding Account will be applied to reduce the Class Principal Amount of the senior class of Notes.

          Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Issuing Entity will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on such Payment Date. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date.

          The Pre-Funding Account will be an Eligible Account. Amounts on deposit in the Pre-Funding Account will be invested in eligible investments at the direction of the Seller, as described in the Transfer and Servicing Agreement. Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Payment Date specified in the Term Sheet by which all amounts are to be distributed from the Pre-Funding Account. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be paid to the Seller on such date.

Administration

          The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo Bank, N.A. will not receive additional compensation for such services as Trust Administrator.

Amendment

          The Transfer and Servicing Agreement may be amended by the Depositor, the Issuing Entity, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Subservicer, the Ownership Certificate Holder and the Indenture Trustee, with the consent of the Swap Counterparty (to the extent that such amendment materially adversely affects the amounts, priority of timing of payments under the Swap Agreement and the Swap Agreement is in effect) but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder or result in an entity level tax on the issuing entity. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

          The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuing Entity, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Subservicer and the Indenture Trustee with the consent of the Swap Counterparty (to the extent that such amendment materially adversely affects the amounts, priority of timing of payments under the Swap Agreement and the Swap Agreement is in effect) and with thte consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

          At all times 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holders of the Ownership Certificate shall be allocated 2% of the voting rights The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of such Ownership Certificate.

The Trust Agreement and the Indenture

General

          The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fieldstone 2006-1.

          The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Certain Matters under the Agreements

          Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes and if the Class A Notes are no longer outstanding, a default for 30 days or more in the payment of Current Interest due and a default for 30 days or more in the payment of the related Deferred Interest for the most senior Class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Issuing Entity in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder’s failure to qualify as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly owned by a REIT or a
Qualified REIT Subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

          If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

          If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any class principal amount of or a default for the payment of Current Interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest (including any Deferred Interest and any Available Funds Shortfall) on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Issuing Entity would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

          If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

          If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or current interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

          In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

          Redemption. On any Payment Date following the month in which the Aggregate Collateral Balance is less than 20% of the Aggregate Collateral Balance as of the Closing Date, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Issuing Entity for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Issuing Entity will be terminated resulting in a mandatory redemption of the Notes. The Servicer shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Master Servicer no later than the date specified in the Transfer and Servicing Agreement. If the Servicer fails to exercise such option, then on any Payment Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date, the margin on certain of the Notes will increase as set forth in the accompanying Term Sheet ..

          The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

          Notice of Final Payment. The Master Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least 30 days’ prior written notice of the date on which the Issuing Entity is expected to terminate in accordance with their terms, or the date on which the Notes will be redeemed in connection with any optional redemption exercised by the Servicer. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Amendment

          Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” the Issuing Entity and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Issuing Entity, adding to the covenants of the Issuing Entity or surrendering any power conferred upon the Issuing Entity under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Yield, Prepayment and Maturity Considerations

General

          The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the borrowers’ equity in the related properties, and changes in the borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Fees. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

          The yields on the Notes may be adversely affected by Net Swap Payments and swap termination amounts owed to the Swap Counterparty. Any Net Swap Payment or swap termination amount payable to the Swap Counterparty will reduce amounts available for payment to Noteholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Swap Notional Balance on which payments due under the Swap Agreement are calculated may exceed the Aggregate Loan Balance, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Notes.

          The prepayment experience of any Mortgage Loans secured by second liens will likely differ from that on Mortgage Loans secured by first liens. The small principal balances of second lien mortgage loans relative to the principal balances of first lien mortgage loans may reduce the perceived benefits of refinancing. In addition, the reduced equity in the related mortgaged property due to the existence of a second lien mortgage loan may reduce the opportunities for refinancing. The reduced opportunity for refinancing may result in a greater rate of default and will likely result in a greater severity of loss following default. On the other hand, many borrowers do not view second lien mortgage loans as permanent financing and may be more inclined to prepay those mortgage loans as a result. We cannot assure you as to the prepayment experience of any of the Mortgage Loans, including those secured by second liens.

          The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and Net Swap Receipts payable by the Swap Counterparty and Net Swap Payments, paid by the Issuing Entity in respect of the Swap Agreement and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Notes will be influenced by, among other factors:

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(1)

the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Classes of Notes);

	(2)	the delinquency and default experience of the related Mortgage Loans;

	(3)	the level of One-Month LIBOR;

	(4)	the applicable Mortgage Index for the adjustable rate Mortgage Loans;

	(5)	the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when required overcollateralization levels have been met;

	(6)	payment of Net Swap Receipts paid by the Swap Counterparty in respect of the Swap Agreement; and

	(7)	payment of Net Swap Payments by the Issuing Entity to the Swap Counterparty in respect of the Swap Agreement.

          To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See “Description of the Notes—Credit Enhancement.”

Prepayments and Yields for Notes

          Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. Because certain of the Mortgage Loans may contain Prepayment Fees, the rate of principal prepayments during the term of such Prepayment Fees may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Fees; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Fees.

          All of the adjustable rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis, in the case of 5/25 Treasury IO ARM Loans). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Fixed-rate mortgage loans do not adjust at all. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the adjustable rate Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each adjustable rate Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower’s adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

          Certain of the Mortgage Loans may provide for payment of interest at the related Mortgage Rates, but no payment of principal for a specified period of time following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in the mortgage pool will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such interest-only period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

          Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the initial Mortgage Loans, and as of the Subsequent Cut-off Date, with respect to the Subsequent Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

          The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          The Interest Rates on the Notes are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on the Notes are subject to the Available Funds Rate and the applicable Fixed Rate Cap.

          The Available Funds Rate is as defined in the Term Sheet and limits the Interest Rates on the related Notes. Any shortfalls arising from the application of the Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution and if applicable, from amounts paid under any derivative or hedge instrument as described in the Term Sheet. Various factors may cause the Available Funds Rate to limit the Interest Rate on the related Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Rate may cause the Interest Rates on the related Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Master Servicing Fee, the Owner Trustee Fee, certain other expenses and Net Swap Payments) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

          The Interest Rates on certain Notes specified in the Term Sheet are also subject to a Fixed Rate Cap. The applicable Fixed Rate Cap limits the Interest Rate on those Notes to a maximum interest rate. If the Interest Rate for a class of Notes for a Payment Date is limited to the applicable Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

          Mandatory Payment. In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account, the holders of the class or classes of senior Notes will receive an additional payment of principal in an amount equal to the amount remaining in the Pre-Funding Account in accordance with the priorities set forth in the Term Sheet.

          Although there can be no assurances, the Depositor anticipates that there should not be a material principal payment to the holders of the related class of senior Notes due to a lack of Subsequent Mortgage Loans.

          Maturity Date. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

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	(1)	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof;

	(2)	excess interest to the extent available will be applied as an accelerated payment of principal on the Notes as described herein; and

(3)

the Servicer may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 20% of the Aggregate Collateral Balance as of the Closing Date.

          The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in borrowers’ housing needs, job transfers, employment status, the solicitation of borrowers to refinance their mortgage loans and the existence of Prepayment Fees. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

Federal Income Tax Consequences

Tax Classification of the Issuing Entity and of the Notes

          On the closing date, Hunton & Williams LLP will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the indenture, transfer and servicing agreement, trust agreement and other related documents, for U.S. federal income tax purposes, (i) the Notes, other than any Retained Notes, will be characterized as indebtedness and (ii) as long as the Ownership Certificate and any Retained Notes that do not meet the criteria listed in the second succeeding paragraph are held by a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for U.S. federal income tax purposes that is wholly owned by a REIT or Qualified REIT Subsidiary (each, a “Qualifying REIT Entity”), the issuing entity will be treated as a Qualified REIT Subsidiary for U.S. federal income tax purposes. Because the issuing entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the issuing entity will be treated as a taxable mortgage pool (a “TMP”) for U.S. federal income tax purposes. In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a Qualified REIT Subsidiary will not be subject to U.S. corporate income taxation. Generally, the issuing entity will be treated as a Qualified REIT Subsidiary so long as the issuing entity is wholly owned by a Qualifying REIT Entity that either itself maintains or has a parent REIT that maintains continuing qualification as a REIT.

          FIC will hold through FMOC, its wholly-owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its U.S. federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the issuing entity to be subject to U.S. federal income tax. In rendering its opinion, Hunton & Williams LLP has not independently verified FIC’s qualification as a REIT, but instead has relied solely upon the representations made by FIC concerning its REIT status. Under the terms of the Trust Agreement, the Ownership Certificate (and any Retained Notes that do not meet the criteria listed in the following paragraph) may only be (i) transferred to a Qualifying REIT Entity or (ii) pledged to secure indebtedness or be the subject of repurchase agreements treated by the issuing entity as secured indebtedness for U.S. federal income tax purposes. If FIC were to fail to qualify as a REIT while it or its wholly-owned subsidiary owns the Ownership Certificate or if the Ownership Certificate (and any Retained Notes that do not meet the criteria listed in the following paragraph) were transferred to a person that was not a Qualifying REIT Entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the issuing entity could become subject to U.S. federal income tax as a corporation and would not be allowed to file a consolidated U.S. federal income tax return with any other corporation. A tax imposed upon the issuing entity could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a Qualifying REIT Entity would constitute an Indenture Default.

          At the issuance of the Notes, FIC may also acquire beneficial ownership of certain Retained Notes. Because FIC’s qualified REIT subsidiary will own the Ownership Certificate, any such Retained Notes will not be considered issued and outstanding for U.S. federal income tax purposes. Thus, any such Retained Notes will not be treated as debt instruments for U.S. federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell the Retained Notes to a taxable REIT subsidiary or a party unaffiliated with the owner of the Ownership Certificate, then depending upon the circumstances existing at the time of the sale, the Retained Notes would become characterized as debt instruments for U.S. federal income tax purposes as of the time of the sale if: (i) the owner of the Ownership Certificate is a Qualifying REIT Entity; (ii) no modifications have been made to the transaction documents as of the date of such sale; (iii) the rating of the Retained Notes as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion. The U.S. federal income tax consequences to a beneficial owner of a Retained Note that is transferred and that does not meet the criteria in the preceding sentence generally would be the same as those described in the section captioned “Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below. The remainder of this discussion, other than the portion captioned “Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Notes are properly characterized as debt instruments for U.S. federal income tax purposes.

Tax Consequences to Holders of the Notes

          Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

          The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, if at the time of issuance such deferral is not anticipated, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

          To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note’s stated redemption price at maturity. Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

          Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that

Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

          The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

          For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

          Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

          Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

          Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

          The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

          If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

          Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

          Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner’s cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a “foreign person”) generally will be considered portfolio interest and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

          Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

          Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner’s name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner’s U.S. federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

          Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Notes owned by a REIT will not be treated as “real estate assets” nor will interest on the Notes be considered “interest on obligations secured by mortgages on real property.” In addition, the Notes will not be “qualified mortgages” for REMICs.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Hunton & Williams LLP, the IRS successfully asserted that a Class of Notes, other than any Retained Notes, did not represent debt instruments for U.S. federal income tax purposes, those Notes might be treated as equity interests in the Issuing Entity. If, as a result, a Qualifying REIT Entity did not hold 100% of the equity in the Issuing Entity, the Issuing Entity could be subject to corporate income tax. Moreover, if a Class of Notes represented equity in the Issuing Entity, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

          In addition to the U.S. federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

General

          Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

          Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel’s opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, if certain assumptions (including that the rating of the such Notes as of the Closing Date has not declined below investment grade) are complied with and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

          Without regard to whether the Notes are considered an “equity interest” in the Issuing Entity under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Issuing Entity, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

          The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

          Each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuing Entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and (a) the Notes are rated at least investment grade, (b) such transferee believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes and (c) the acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under ERISA, the Code or Similar Law.

          Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Legal Investment

          None of the Notes will constitute “mortgage related securities” under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

          No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See “Legal Investment” in the prospectus.

Use of Proceeds

          Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.

Summary of Fees and Expenses related to the Issuance of the Notes

          The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Issuing Entity	Collections in respect of the Mortgage Loans	an aggregate monthly fee calculated at 0.0045% per annum* on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to any payments to Noteholders
Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the Mortgage Loans	an aggregate monthly fee calculated at 0.50% per annum* on the stated principal balance of each mortgage loan as of the beginning of the related	Monthly	Prior to any payments to Noteholders
*	Each of the Master Servicing Fee and the Servicing Fee may be adjusted on account of the payment of compensating interest. See “Servicing of the Mortgage Loans — Adjustment to the Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this Term Sheet Supplement.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment
due period
Indenture Trustee Fee	Indenture Trustee	As consideration for acting in the capacity as the indenture trustee under the operative documents.	Collections in respect of the Mortgage Loans	a negotiated amount that will be payable from the Master Servicing Fee	Monthly	Prior to any payments to Noteholders
Owner Trustee Fee	Owner Trustee	As consideration for the owner trustee to perform certain administrative responsibilities on behalf of the Issuing Entity	For the first year, the owner trustee fee is paid up-front from the closing proceeds and for subsequent years, the owner trustee fee shall be payable from Collections in respect of the Mortgage Loans	an annual amount of $3,000	Annually	Not applicable
Net Swap Payment and Swap Termination Amounts	Swap Counterparty	As consideration for the Issuing Entity to receive payments in respect of the Swap Agreement	Collections in respect of the Mortgage Loans	Varies—see “Description of the Notes—The Swap Agreement”	To be determined	Not applicable

Expenses of the Indenture Trustee, the Master Servicer, the Servicer, the Subservicer, the Custodian and the Owner Trustee will generally be reimbursed prior to payments to the Noteholders as provided in the Transfer and Servicing Agreement.

Legal Matters

          Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by McKee Nelson LLP.

Legal Proceedings

          [Insert brief description of any legal proceedings pending against sponsor, depositor, indenture trustee, owner trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders. § 229.1117]

Ratings

          It is a condition of the issuance of the Notes that they be assigned the ratings designated in the Term Sheet by Moody’s and S&P.

          The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from any derivative instrument.

          The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Notes by any rating agency other than Moody’s and S&P. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

          The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Notes in accordance with the Rating Agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

Supplemental Information Regarding the Prospectus

          In addition to the information presented in “Servicing of the Trust Assets” in the prospectus regarding withdrawals from the Custodial Account, certain parties are permitted to make withdrawals from the Custodial Account. Generally, the Servicer or Subservicer may, from time to time make certain withdrawals from the Custodial Account for the following purposes:

•	to make remittances of collections in respect of the Mortgage Loans and any required Advances to the Master Servicer on the Servicer Remittance Date

•

in the event the Servicer has elected not to retain its Servicing Fee out of any mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of insurance proceeds, liquidation proceeds or condemnation proceeds) prior to the deposit of such mortgagor payment or recovery into the Custodial Account, to pay to itself the related Servicing Fee from all such mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan

•	to reimburse itself for unreimbursed Advances, Servicing Advances and Nonrecoverable Advances as described in the Prospectus

•	to pay itself investment earnings on funds deposited in the Custodial Account

•	to transfer funds to another Eligible Account in accordance with the Transfer and Servicing Agreement

•	to invest funds in certain eligible investments in accordance with the Transfer and Servicing Agreement

•	to withdraw funds deposited in the Custodial Account in error

•	to clear and terminate the Custodial Account upon the termination of the Transfer and Servicing Agreement

•	to pay itself any prepayment interest excess amount.

Certain permitted withdrawals shall be prior to the right of Noteholders to receive payments or other distributions from the Custodial Account. The Servicer’s or Subservicer’s entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The Subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by the Servicer.

Glossary of Defined Terms

2/28 LIBOR IO ARM Loan

2/28 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

2/28 LIBOR ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

3/27 LIBOR IO ARM Loan

3/27 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

3/27 LIBOR ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

5/25 Treasury IO ARM Loan

5/25 Treasury ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

5/25 Treasury ARM Loan

Mortgage Loan that bears interest at a fixed rate for a period of approximately five years after origination and thereafter is subject to annual interest rate and payment adjustments in substantially the same manner as a Treasury Loan.

Accounts

the Custodial Accounts, the Collection Account, the Pre-Funding Account and any other accounts maintained by the Trust Administrator, the Servicer or the Subservicer pursuant to the Transfer and Servicing Agreement.

Accrual Period

unless otherwise specified in the Term Sheet, with respect to each class of Notes and a Payment Date, the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date.

Adjustment Date	with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

Advance

with respect to a Servicer Remittance Date, an advance of the Subservicer’s, Servicer’s or Master Servicer’s own funds, as applicable, or funds in the related Collection Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Collateral Balance	as of any date of determination other than the Closing Date, an amount equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account. With respect to the Closing Date, an amount equal to the Aggregate Loan Balance as of the Initial Cut-off Date plus the amount on deposit in the Pre-Funding Account as of the Closing Date.

Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Overcollateralization Release Amount

for any Payment Date, an amount equal to the lesser of (x) the aggregate of the Principal Funds for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Notes) exceeds (2) the Targeted Overcollateralization Amount for such date.

Available Funds Rate	as defined in the Term Sheet.

Available Funds Shortfall

for any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

Benefit Plan	an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any Similar Law or any entity deemed to hold the assets of the foregoing.

Book-Entry Notes	the Notes other than any Definitive Notes.

Borrower	the obligor on a Mortgage Note.

Business Day

except with respect to the Swap Agreement, any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Arizona, State of California, State of Delaware, State of Maryland, State of Minnesota, or City of New York, New York are authorized or obligated by law or executive order to be closed. With respect to the Swap Agreement, “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York or London, England are authorized or obligated by law or executive order to be closed.

Calculation Period End Date	with respect to the Swap Agreement, the 25th calendar day of each month commencing in April 2006, regardless of whether such day is a Business Day.

CHF	Chase Home Finance LLC.

Class A Notes	as set forth in the Term Sheet.

Class M Notes	as set forth in the Term Sheet.

Class Principal Amount	with respect to any class of Notes, the initial note principal balance of such class, reduced in the manner set forth in the Term Sheet.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Closing Date	as set forth in the Term Sheet.

CMMC	Chase Manhattan Mortgage Corporation.

Code	the Internal Revenue Code of 1986, as amended.

Collateral Value

with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account

the one or more accounts established by the Trust Administrator, for the benefit of the Noteholders, into which the Servicer and Subservicer are required to deposit or cause to be deposited certain payments, as described in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio

for any Mortgage Loan, (1) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (2) the Collateral Value of the related mortgaged property.

Compensating Interest

with respect to any Payment Date, the amount required to be paid by the Servicer, the Subservicer or the Master Servicer, as applicable, in respect of any Prepayment Interest Shortfalls incurred during the related Prepayment Period, which shall be limited to the Servicing Fee and the Master Servicing Fee with respect to the Servicer and the Master Servicer, respectively, or the portion of the Servicing Fee payable to the Subservicer, with respect to the Subservicer, payable for such Payment Date.

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.

Current Interest

with respect to any class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Class M Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Rate), if any, for such class and

Payment Date.

Custodial Account

an account established by the Servicer, for the benefit of the Noteholders, into which the Servicer or Subservicer are required to deposit or cause to be deposited certain payments, as described in the Transfer and Servicing Agreement.

Custodian	Wells Fargo Bank, N.A.

Cut-off Date	with respect to the Initial Mortgage Loans, the Initial Cut-off Date, and with respect to the Subsequent Mortgage Loans, the Subsequent Cut-off Date.

Cut-off Date Balance	the Aggregate Loan Balance as of the Initial Cut-off Date.

Deferred Interest

for any class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (without regard to the Available Funds Rate) during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class determined without regard to the Available Funds Rate..

Definitive Note	a physical note representing any Note.

Depositor	Fieldstone Mortgage Investment Corporation.

Determination Date	with respect to a Payment Date, the fifteenth day of the month of such Payment Date (or, if not a Business Day, the immediately preceding Business Day).

DTC	The Depository Trust Company.

Due Date	a scheduled monthly payment date for any Mortgage Loan.

Due Period

with respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

Eligible Account

either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the

Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution	Any of the following:

(i) An institution whose:

(1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “Aa-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.

Euroclear	the Euroclear System.

Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

Fannie Mae	the Federal National Mortgage Association or any successor.

FIC	Fieldstone Investment Corporation.

Fieldstone Underwriting Guidelines	as defined in “Underwriting Guidelines.”

Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.

Fitch	Fitch Ratings, or any successor.

Fixed Rate Cap	as described in the Term Sheet.

FMC	Fieldstone Mortgage Company.

FMIC	Fieldstone Mortgage Investment Corporation.

FMOC	Fieldstone Mortgage Ownership Corp.

Freddie Mac	the Federal Home Loan Mortgage Corporation.

FSC	Fieldstone Servicing Corp.

Hybrid Mortgage Loan

an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related mortgage note, and which converts at a later date to an adjustable Mortgage Rate.

Indenture	an indenture, dated as of March 1, 2006 between the Issuer, the Trust Administrator and the Indenture Trustee.

Indenture Default	any event of default under the Indenture.

Indenture Trustee	HSBC Bank USA, National Association.

Indirect Participants

Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Cut-off Date	March 1, 2006.

Initial Mortgage Loans	the mortgage loans included in the Issuing Entity as of the Closing Date.

Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.

Interest Determination Date	each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Notes.

Interest Funds

with respect to any Payment Date, the sum, without duplication, of (a) all scheduled interest due during the related Due Period that is received before the Servicer Remittance Date (less (i) the Servicing Fee and the Master Servicing Fee, (ii) all non-recoverable Advances relating to interest and (iii) any fees and expenses of any Custodian with respect to the Mortgage Loans to the extent not paid by the Seller or its affiliates), (b) all Advances relating to interest, (c) all Compensating Interest relating to the related Prepayment Period, (d) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (e) proceeds of any Mortgage Loan purchased by the Seller under the Mortgage Loan Purchase Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional redemption (to the extent such proceeds relate to interest), and (f) any Net Swap Receipts paid by the Swap Counterparty in respect of the Swap Agreement, less, the sum of (1) the Owner Trustee Fee, (2) any expenses due to the Master Servicer, Servicer, the Subservicer, the Indenture Trustee, the Owner Trustee, the Custodian or the Trust Administrator, (3) any other fees and expenses payable from amounts on deposit in the Collection Account and any of the Custodial Accounts, and (4) any Net Swap Payment for such Payment Date and any swap termination amounts paid to the Swap Counterparty in the event that the Trust is a defaulting party or affected party under the terms of the Swap Agreement, in each case, to the extent paid from amounts on deposit in the Collection Account.

Interest Margin	for each class of Notes, for any Payment Date as specified in the Term Sheet.

Interest Rate	with respect to the Notes on any Payment Date, the least of (a) One-Month LIBOR plus the Interest Margin for such Notes, (b) the Available Funds Rate and (c) the applicable Fixed Rate Cap.

Investor-Based Exemptions

PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor.

IO ARM Loans	the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR IO ARM Loans and the 5/25 Treasury IO ARM Loans.

IRS	the Internal Revenue Service.

Issuer	Fieldstone Mortgage Investment Trust, Series 2006-1.

Issuing Entity	the statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

LIBOR Business Day	a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Master Servicer	Wells Fargo Bank, N.A.

Master Servicing Fee

an aggregate monthly fee paid to the Master Servicer calculated at the Master Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan and the amount on deposit in the Pre-Funding Account as of the beginning of the related Due Period.

Master Servicing Fee Rate	0.0045% per annum for each Mortgage Loan.

Maturity Date	for each class of the Notes, the assumed Payment Date following the latest possible maturity date of any Mortgage Loan.

Maximum Mortgage Rate	the rate which the Mortgage Rate on the related adjustable rate Mortgage Loan will never exceed.

Minimum Mortgage Rate	the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.

Monthly Excess Interest	the amount of the Interest Funds remaining after certain required distributions.

Monthly Excess Cashflow	the sum of the Monthly Excess Interest for any Payment Date and the Aggregate Overcollateralization Release Amount for such date.

Moody’s	Moody’s Investors Service, Inc. or any successor.

Mortgage Assets	the Mortgage Loan assets held as part of the Issuing Entity.

Mortgage Index	either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified in the related mortgage note.

Mortgage Loan Purchase Agreement	the mortgage loan purchase agreement dated as of March 1, 2006, between the Seller and the Depositor.

Mortgage Loan	each Initial Mortgage Loan and each Subsequent Mortgage Loan.

Mortgage Note	the promissory note related to a Mortgage Loan.

Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.

Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (1) the Servicing Fee Rate and (2) the Master Servicing Fee Rate.

Net Swap Payment

for the second Business Day prior to any Calculation Period End Date, the amount paid by the Issuing Entity under the Swap Agreement to the Swap Counterparty in excess of the amounts received by the Issuing Entity from the Swap Counterparty.

Net Swap Receipt

for the second Business Day prior to any Calculation Period End Date, the amount received by the Issuing Entity under the Swap Agreement from the Swap Counterparty in excess of the amount paid by the Issuing Entity to the Swap Counterparty.

Noteholders	persons acquiring beneficial ownership interest in the Notes.

Notes	the notes specified in the Term Sheet.

OID	with respect to the Notes, the original issue discount, if any.

One-Month LIBOR	the London interbank offered rate for one-month United States dollar deposits.

Original Loan-to-Value Ratio	for any Mortgage Loan, (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

OTS Convention	a convention established by the Office of Thrift Supervision to determine delinquency statistics as described in “The Mortgage Pool—General.”

Overcollateralization Amount

with respect to any Payment Date will be equal to the amount, if any, by which (a) the Aggregate Collateral Balance for such Payment Date exceeds (b) the aggregate Class Principal Amount of each Class of the Notes, in each case after giving effect to payments on such Payment Date.

Overcollateralization Deficiency Amount	with respect to any Payment Date the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

Ownership Certificate	an ownership certificate issued pursuant to the Trust Agreement representing the equity ownership in the Issuing Entity.

Ownership Certificate Holder	the holder of the Ownership Certificate.

Owner Trustee	U.S. Bank Trust National Association.

Owner Trustee Fee	an annual fee equal to $3,000.

PAC Method	with respect to the calculation of interest income as OID, the inclusion of such interest in income on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code.

Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Payment Date	the 25th day of each month beginning in April 2006, or if such day is not a Business Day, the first Business Day thereafter.

Percentage Interest

with respect to any Note or Ownership Certificate, the percentage derived by dividing the denomination of such Note or Ownership Certificate, as applicable, by the aggregate denominations of all Notes or Ownership Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

Plan	any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations

the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Pre-Funding Account

the account established by the Trust Administrator, for the benefit of the Noteholders, into which the Seller is required to deposit or cause to be deposited the amount specified in the Term Sheet on the Closing Date.

Pre-Funding Period	the period from the Closing Date to the Payment Date specified in the Term Sheet, during which the Seller is expected to transfer Subsequent Mortgage Loans to the Issuing Entity.

Prepayment Fee	a prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.

Prepayment Interest Excess

for any Servicer Remittance Date and any principal prepayment in full received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such principal prepayment.

Prepayment Interest Shortfall

with respect to (a) any voluntary prepayment in part by the borrower on any Mortgage Loan that is received during the preceding calendar month or (b) any principal prepayment in full from the sixteenth day of the preceding calendar month through the end of such calendar month, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment.

Prepayment Period

with respect to any Payment Date and any principal prepayment other than a principal prepayment in part by a Borrower, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs to and including the fifteenth day of the month in which such Payment Date occurs. With respect to any Payment Date and any principal prepayment in part by a Borrower, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Deficiency Amount

any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount, the M10 Principal Deficiency Amount and the M11 Principal Deficiency Amount, as applicable, each as defined in the Term Sheet.

Principal Funds	with respect to any Payment Date, the sum, without duplication, of (a) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (b) prepayments of principal collected in the related Prepayment Period, (c) the Stated Principal Balance of each Mortgage Loon that was repurchased by the Seller during the related Prepayment Period or, in the case of a purchase in connection with an optional redemption, on the Business Day prior to such Payment Date, (d) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (e) all liquidation proceeds and Recoveries collected during the related Prepayment Period (to the extent such amounts related to principal), (f) all other collections and Recoveries in respect of principal during the related Prepayment Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans and certain expenses reimbursable to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Custodian and the Subservicer, to the extent not reimbursed from Interest Funds and (g) with respect to the Payment Date immediately following the expiration of the Pre-Funding Period, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

Principal Payment Amount	for any Payment Date, an amount equal to the Principal Funds for such date minus the Aggregate Overcollateralization Release Amount, if any, and such Payment Date.

Priority Class	the Class or Classes of Notes then outstanding that has the highest priority of payment of interest.

PTCE	a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price

the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed servicing advances, (d) the amount of any swap breakage costs resulting from the termination of the Swap Agreement as a result of redemption, and (e) any Deferred Interest and any Available Funds Shortfalls.

Qualified REIT Subsidiary	a direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualified Stated Interest	interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.

Qualifying REIT Entity	an entity that qualifies as a REIT or a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary.

Rating Agency	Moody’s or S&P.

Realized Loss	the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

Record Date

for a Payment Date, with respect any class of Book-Entry Notes and any Notes specified in the Term Sheet, the Business Day prior to the related Payment Date, and with respect to any class of Definitive Notes and any Notes specified in the Term Sheet, the last Business Day of the month preceding the month of such Payment Date.

Recoveries

with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

Redemption Date

the first Payment Date on which the Servicer is permitted to exercise its right to purchase the assets of the Issuing Entity as described in this Term Sheet Supplement under “The Trust Agreement and the Indenture—Certain Matters under the Agreements––Redemption.”

Reference Banks

leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Seller or any successor servicer.

Regulation AB

Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. 11229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REIT	a real estate investment trust within the meaning of section 856 of the Code.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.

REO Property	mortgaged property which has been acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reserve Interest Rate

the rate per annum that the Trust Administrator determines to be either a1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

Retained Notes

those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, are owned by FIC as the owner of the Ownership Certificate, either directly or indirectly through one or more of its Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary; provided that, Retained Notes that, at the time of any sale or transfer, do not meet the four criteria listed in “Federal Income Tax Considerations—Tax Classification of the Issuing Entity and of the Notes” will continue to be considered Retained Notes.

Reuters Screen LIBO Page

the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related mortgage note.

Seller	FIC.

Servicer	FSC.

Servicer Remittance Date	the 21st day (or if such day is not a Business Day, the next succeeding Business Day) of the month in which the related Payment Date occurs.

Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Servicing Fee	an aggregate monthly fee paid to the Servicer and Subservicer calculated at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Servicing Fee Rate	0.50% per annum for each Mortgage Loan.

Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.

Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.

Six-Month LIBOR Index

with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR Loan

a Mortgage Loans having a Mortgage Rate that is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Sponsor	Fieldstone Investment Corporation.

Stated Principal Balance

with respect to a Mortgage Loan and any Payment Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Payment Date, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Payment Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Stepdown Date	as defined in the Term Sheet.

Subsequent Cut-off Date	with respect to any Subsequent Mortgage Loan, the date that mortgage loan is transferred to the Issuing Entity.

Subsequent Mortgage Loans	the mortgage loans transferred to the Issuing Entity during the Pre-Funding Period.

Subservicer	JPMorgan Chase Bank, National Association.

Swap Agreement	the ISDA Master Agreement and the schedule thereto relating to the Notes between the Issuing Entity and the Swap Counterparty.

Swap Counterparty	Bear Stearns Financial Products, Inc.

Targeted Overcollateralization Amount	has the same meaning given to Overcollateration Target in the Term Sheet.

Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

TMP	a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Transfer and Servicing Agreement

the transfer and servicing agreement dated as of March 1, 2006 among the Issuing Entity, the Indenture Trustee, the Depositor, the Trust Administrator, the Master Servicer, the Servicer, the Subservicer and the Seller.

Treasury Loans

Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Treasury Mortgage Index and (b) the related gross margin.

Treasury Mortgage Index

with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

Trust Administrator	Wells Fargo Bank, N.A., in its capacity as trust administrator under the Transfer and Servicing Agreement, or any successor thereto.

Trust Agreement

the trust agreement dated as of February 27, 2006, between the Depositor and the Owner Trustee, as amended and restated on March 23, 2006, among the Depositor, the Owner Trustee and the Trust Administrator.

Trust Estate	the assets held as part of the Issuing Entity..

Underwriters	The entities identified as underwriters in the Term Sheet.

U.S. Person

(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Voting Rights	the voting rights allocated to the Notes and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Voting Rights.”

Wells Fargo	Wells Fargo Bank, N.A.

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2006-1 Mortgage Backed Notes, known as “Global Securities,” will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          The term “U.S. Person” means

(1)	a citizen or resident of the United States,

(2)

a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.